PART I
GENERAL

(1) In these standard conditions, except where the context otherwise requires -

"the Act" means the Gas Act 1986;

"amount" in relation to gas, means the energy content thereof expressed in therms or kilowatt hours

"appointed day" means the day appointed under section 18(2) of the Gas Act 1995;

"bill" includes an invoice, account, statement or other instrument of the like character;

"British Gas plc" means the company which had that name on the appointed day whether or not that name is subsequently changed;

"charges for the supply of gas" includes, in relation to the licensee and a particular customer, charges made by the licensee in respect of the provision to that customer of a gas meter and cognate expressions shall be construed accordingly subject, however, to standard condition 7(9);

"chronically sick person" means any person who, by reason of chronic sickness, has special needs in connection with gas supplied to him, its use or the use of gas appliances or other gas fittings;

Condition 1:  Interpretation and construction

(1) In these standard conditions, except where the context otherwise requires -

"the Act" means the Gas Act 1986;

''amount" in relation to gas, means the energy content thereof expressed in therms or kilowatt hours;

"appointed day" means the day appointed under section 18(2) of the Gas Act 1995;

"bill" includes an invoice, account, statement or other instrument of the like character;

"British Gas plc" means the company which had that name on the appointed day whether or not that name is subsequently changed;

"charges for the supply of gas" includes, in relation to the licensee and a particular customer, charges made by the licensee in respect of the provision to that customer of a gas meter and cognate expressions shall be construed accordingly subject, however, to standard condition 7(9);

"chronically sick person" means any person who, by reason of chronic sickness, has special needs in connection with gas supplied to him, its use or the use of gas appliances or other gas fittings;

"contract" does not include a deemed contract as hereinafter defined but includes a contract which by virtue of paragraph
19(2) of Schedule 5 to the Gas Act 1995 is deemed to have been made, and "contractual" shall be construed accordingly;

"the court" means, in relation to England and Wales, the High
Court; and in relation to Scotland, the Court of Session;

"deemed contract" means a contract which, by virtue of paragraph a of Schedule 2B to the Act is deemed to have been made:

"deposit by way of security for the payment of charges" includes any payment which serves the like purpose;

"the Director" means the Director General of Gas Supply;

"disabled person" means any person who, by reason of any disability, has special needs in connection with gas supplied to him, its use or the use of gas appliances or other gas fittings and includes any person who is in receipt of a social security benefit by reason of any disability;

"domestic customer" has the meaning given by section 15A(10) of the Act and "non-domestic customer means a customer who is not a domestic customer;

"domestic purposes", in relation to the use of gas, means purposes which are not predominantly the purposes of trade or business or of the activities of a public body (including a government department and a local authority) or a charitable or other non-profit making organisation which do not constitute trade or business and ''non-domestic purposes": shall be construed accordingly;

"information" has the meaning given by section 48(1) of the Act and, without prejudice as aforesaid, includes information by way of forecasts or estimates;

''network code", in relation to a public gas transporter, means the document prepared by that transporter for the purposes of condition 7(2) of the Standard Conditions of Public Gas
Transporters' Licences as incorporated in its licence;

"owned" in relation to a gas meter or other property, includes leased and cognate expressions shall be construed accordingly;

"quantity" and "volume", in relation to gas are synonymous;

"related person" means-

(a) in relation to an undertaking within the meaning of section 259 of the Companies Act 1985(c) the principal undertaking"), a parent or subsidiary undertaking of the principal undertaking or a subsidiary undertaking of a parent undertaking of the principal undertaking, in each case within the meaning of section 258 of that Act, and

(b) in relation to any person (including such an undertaking), a connected person of that person within the meaning of section 286 of the Taxation of Chargeable Gains Act 1992;(d)

"relevant shipper" means a gas shipper which has made arrangements in pursuance of which gas is conveyed to premises to which the licensee supplies gas;

"relevant supplier", in relation to any premises, means a gas supplier which supplies gas to those premises;

"relevant transporter" means, in relation to any premises or to a customer supplied with gas at any premises, the public gas transporter which conveys gas through pipes to those premises;

"standard condition" means, subject to paragraph (8), this or one of the following conditions and, in relation to a gas supplier other than the licensee, it means that condition as incorporated in that supplier's licence, "incorporated" means incorporated with or without modification, and cognate expressions shall be construed accordingly;

"supply gas", in relation to any premises or any person, means the supply of gas which has been conveyed to those premises, or that person's premises, by a public gas transporter and includes the making available of a supply of such gas at the premises in question at a time when no gas is being taken, and cognate expressions shall be construed accordingly, and

"terms", in relation to a contract or deemed contract, includes conditions.

(2) Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that condition as incorporated in this licence and as incorporated in each other licence under section 7A(1) of the Act (whenever granted) which incorporates it.

(3) Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978(e)-

(a) these standard conditions shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the said Act of 1978, and

(b) expressions used in these standard conditions which are also used in Part I of the Act shall, except where the context otherwise requires, have the same meaning as in that Part

(4) These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words "it", "its" and "which" there were substituted the words "he", "his" and "whom", and cognate expressions shall be construed accordingly.

(5) The provisions of section 46(1) of the Act (service of notices etc) shall have effect as if set out herein and as if for the words "this Part or regulations made under this Part" there were substituted the words "these standard conditions".

(6) Anything required by these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

(a) the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

(b) where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

(7) Where the licensee is required by these standard conditions to do anything within a specified period or by a specified time but fails to do so, that requirement shall continue to have effect after the expiry of that period or after that time without prejudice, however, to any consequence of its not having done that thing within the specified period or by the specified time.

(8) Any reference in these standard conditions to-

(a) a provision thereof;

(b) a provision of the Standard Conditions of Gas Shippers'
Licences, or

(c) a provision of the Standard Conditions of Public Gas
Transporters' Licences,

shall, if these or the Standard Conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the other
Standard Conditions in question as modified.

(9)	In relation to any time after 31st December 1999 -

(a) references in these standard conditions to 2,500 and 75,000 therms shall be construed as references to 73,000 and 2,196.000 kilowatt hours respectively; and

(b) other references in these standard conditions to therms, and references in these standard conditions to therms or kilowatt hours, shall be construed as references to kilowatt hours.

(10) Where the holder of this licence is also a gas shipper and it appears that, as a result, it is necessary or expedient, for the purpose of giving full effect to any provision of these standard conditions that it should have effect subject to modifications -

(a) during the period of 9 months beginning with the appointed day that provision shall have effect, unless subparagraph (b) applies, subject to such modifications as necessary or expedient for that purpose, and

(b) if, during that period, for the purposes of this condition generally, the Secretary of State designates modifications to that provision which appear to him to be necessary or expedient for that purpose, that provision shall thereafter (whether or not that period has expired) have effect subject to the designated modifications-

(11) Without prejudice to the provisions of paragraph (1) defining the expression "supply gas" and providing for the construction of cognate expressions, the provisions of the following standard conditions shall not apply in, or in connection with, a case in which the licensee supplies to any premises gas which

(a) has been conveyed by it to those premises, by means of a pipe line system, in pursuance of the exception to section
5(1)(a) of the Act contained in paragraph 3(1) of Schedule 2A thereto, and

(b)  has not be conveyed by a public gas transporter,

except that where the pipe-line system mentioned in sub paragraph
(a) was used as there mentioned on the appointed day, Part III of these standard conditions shall apply.

(12)  In a case in which gas

(a) has been conveyed to a person's premises by a public gas transporter, and

(b) is conveyed by that person, in pursuance of an exemption from section 5(1)(a) of the Act granted under section 6A thereof, to other premises for supply by the licensee to some other person;

paragraph (13) shall apply and, without prejudice, to any modifications thereunder, these standard conditions shall have effect as if for the purposes of the definition of "supply gas" in paragraph (i), the person first mentioned in this paragraph were public gas transporter.

(13) Where this paragraph applies and it appears necessary on expedient that any provision of these standard conditions, for the purpose of securing that they have, as nearly as may be, the like effect as they would have had if the gas conveyed to the other premises mentioned in sub-paragraph (b) of paragraph (12) had been conveyed thereto by the public gas transporter mentioned in sub-paragraph (a) of that paragraph should have effect subject to modifications

(a) during the period of 9 months beginning with the appointed day that provision shall have effect unless sub-paragraph (b) applies, subject to such modifications as are necessary or expedient for that purpose, and

(b) if, during that period, for the purposes of this condition generally, the Secretary of State designates modifications to that provision which appear to him to be necessary or expedient for that purpose that provision shall thereafter (whether or not that period has expired) have effect subject to the designated modifications;

and, any question arising under sub-paragraph (a) as to whether modifications are necessary or expedient shall be determined by the Secretary of State

(14) Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

PART II

SUPPLY OBLIGATIONS

Condition 2: Obligation to supply domestic customers

(1) Subject to the following provisions of this condition and to standard conditions 7 and 8-

(a) the licensee shall supply gas, as soon as is reasonably practicable, to every potential domestic customer who requests such a supply at premises specified in the request of which he is the owner or occupier and which are connected, whether directly or by means of a service pipe, to such a relevant main as is mentioned in paragraph (6);

(b) where it is supplying gas to a particular domestic customer at particular premises, the licensee shall continue to supply gas to that customer at those premises so long as the customer requires the licensee to provide such a supply, and

(c) not later than 30 days, or such shorter period as may be reasonable in the circumstances of the case, before a contract for the supply of gas to a domestic customer at particular premises expires or otherwise terminates-

(i) unless the customer has informed the licensee, or indicated by his actions, that he does not want a new contract, it shall in writing both offer him a new contract for the supply of gas at those premises (being a contract which appears to it to be appropriate) and inform him that contracts on other terms may be available and as to how information as to their terms may be obtained so, however, that it shall be sufficient compliance with the requirement to offer an appropriate new contract if only the principal terms of the contract offered are set out, and

(ii) unless the customer has informed the licensee, or indicated by his actions, that he will not want to continue to be supplied with gas by the licensee, it shall notify the customer, in writing, of the principal terms of the deemed contract that would apply upon the expiry or termination of the contract if no new contract is agreed, and, for the purposes of this sub-paragraph, "principal terms" means terms as to the charges and such other terms as might affect the reasonable evaluation of the contract or deemed contract and, where the contract first referred to therein is a contract which, by virtue of paragraph 19(2) of Schedule 5 to the Gas Act 1995, is deemed to have been made, it shall be a sufficient compliance therewith if the offer of a new contract, the information and notification required to be made or given thereby is made or given to the person who reasonably appears to the licensee to be the customer concerned.

(2) Subject to the provisions of these standard conditions, the licensee shall on request by the person concerned -

(a) offer to supply gas to a potential domestic customer in pursuance of paragraph (1)(a), and

(b) offer to continue to supply gas to a domestic customer in pursuance of paragraph (1)(b)-

(i) as respects a period immediately following the expiry or termination of a contract for such supply;

(ii) where gas is being supplied in pursuance of directions given under standard condition 5, as respects a period immediately following the termination of the deemed contract under which it is so supplied, or

(iii) where gas is being supplied, otherwise than as aforesaid, under a deemed contract,

on any terms determined in accordance with standard condition 3 which are applicable in the particular case.

(3) The licensee shall deal with all requests for a supply of gas without undue preference or undue discrimination in their processing.

(4) For the purposes of paragraphs (1) and (2), a person shall be, in relation to the licensee, a potential domestic customer at particular premises if he is a person who would be a domestic customer if supplied with gas at those premises, provided that -

(a) the licensee is licensed under section 7A(l)(a) of the Act to supply gas to those premises, and

(b) in relation to those premises, no person is bound by the provisions of a contract with any gas supplier (including the licensee) to take supplies from that supplier, or, if a person is so bound, those provisions will either expire or have been terminated by the person concerned before the date from which a supply of gas is sought from the licensee.

(5) For the said purposes, a person may be a potential domestic customer, notwithstanding that he already has a contract for the supply of gas, if his request and that contract relate to the supply of gas to different premises.

(6) The relevant main referred to in paragraph (1)(a) is one which forms part of, is directly or indirectly connected to, or conveys gas previously conveyed by, the main pipe-line system which is for the time being operated by -

(a) British Gas plc, or

(b) a public gas transporter which is operating a pipe-line system consisting of, or including, the whole or any part of what had been British Gas plc's main pipe-line system.

(7) Where the licensee has applied to the Director for the revocation of its licence or for a restriction of its licence under section 7A(6) of the Act specifying premises situated in a particular area or of a particular description ("excluded premises") and the Director has granted that request, or confirmed in writing his intention to do so, then, for such period not exceeding 3 months, or such longer period of not more than 6 months as the Director may accept, prior to the date on which the revocation or restriction takes effect, or is intended to take effect, as is notified to the Director by the licensee -

(a) nothing in paragraph (1)(a) shall require it to supply gas, in the case of revocation, at any premises or, in the case of a restriction, at excluded premises;

(b) notwithstanding paragraph (1)(c), the licensee shall not offer or enter into any new contract to supply gas to a domestic customer, in the case of revocation, at any premises or, in the case of a restriction, at excluded premises.

(8) Where, in preparation for a restriction or the revocation of its licence, the licensee is making arrangements for securing continuity of supply for its customers supplied with gas in pursuance of deemed contracts, it shall, except in so far as the Director otherwise consents-

(a) in making those arrangements, reasonably endeavour to select one or more new suppliers which offer or will offer comparable services at the lowest available cost, and

(b) use its reasonable endeavours to give its customers likely to be affected reasonable notice of those arrangements.

Condition 3: Standard contractual terms of supply to domestic customers and return of deposits

(1) Subject to paragraphs (3), (4) and (5), the licensee -

(a) shall determine the terms on which it is prepared to enter into a contract for the supply of gas to a domestic customer and, for the purposes of this sub-paragraph

(i) different terms may be determined for different cases or classes of cases, or for different areas;

(ii) terms as to charges may be expressed as subject to transportation adjustments within the meaning of paragraph (2) but, in such case, the licensee shall, if so requested by a potential domestic customer (within the meaning of standard condition 2), give him particulars, so far as is reasonably practicable, of the transportation adjustments (if any) likely to be made to the charges in respect of the supply of gas to premises specified in the request;

(iii) the terms shall include ones which correspond, as nearly as may be (save in so far as they may provide for lower charges), to those of a deemed contract which would arise in relation to the supply of gas at any premises by the licensee to a domestic customer who is in occupation of the premises and, on or after entering into occupation, first takes gas otherwise than in pursuance of a contract in a case in which the licensee has ceased to supply gas to a domestic customer who was his immediate predecessor in occupation of the premises, and

(iv) so far as the terms provide for charges related to the amount of gas supplied, subject to paragraph (14), they shall provide that the number of therms or kilowatt hours supplied shall be calculated in the same manner as the number of therms or kilowatt hours conveyed to the premises falls to be calculated in pursuance of section 12(1) of the Act;

(b) shall give written notice of those terms and of any variation therein (and if the Director so requires, a revised notice of the terms) to the Director and shall furnish the Gas Consumers' Council, and any person who requests a copy, with a copy of any such notice, and

(c) shall publish, in such manner as in the reasonable opinion of the licensee will secure adequate publicity for them -

(i) the principal terms determined in accordance with sub-paragraph (a) and any variation in the principal terms, and

(ii) particulars of any inducements offered to persons who enter into contracts for the supply of gas, or such contracts containing particular terms, to the extent to which they might reasonably be expected to materially affect a person's decision to enter into a contract for the supply of gas or a contract containing particular terms;

and, for the purposes of sub-paragraph (c), "principal terms" means terms as to charges (and as to whether or not they are expressed as subject to transportation adjustments within the meaning of paragraph (2)) and such other terms as might affect the reasonable evaluation of the terms determined in accordance with sub-paragraph (a).

(2) The reference in paragraph (1)(a)(ii) to transportation adjustments is a reference to -

(a) where the relevant shipper would be required by the relevant transporter to pay supplemental charges
(within the meaning of condition 6 of the Standard Conditions of Public Gas Transporters' Licences) in respect of particular premises in a designated area (within the meaning of that condition), an addition to the charges made in the case of those premises which equals those supplemental charges;

(b) where, in relation to particular premises, the relevant transporter is not (subject to paragraph (13)) British Gas plc and the aggregate of the charges made by the relevant transporter and the relevant charges made by British Gas plc in respect of the conveyance of the gas supplied to the premises exceeds the relevant charges made by British Gas plc in respect of the conveyance of gas to comparable premises, an addition to the charges made in the case of those premises which equals that excess, and

(c) where, in relation to particular premises, the relevant transporter is not (subject to paragraph (13)) British Gas plc and the relevant charges made by British Gas plc in respect of the conveyance of gas to comparable premises exceed the aggregate of the charges made by the relevant transporter and the relevant charges made by British Gas plc in respect of the conveyance of the gas supplied to the premises, a reduction in the charges made in the case of those premises which equals that excess:

and, for the purposes of sub-paragraphs (b) and (c), "relevant charges" means so much of the charges in respect of the conveyance of gas as depend upon where it is taken out of the transporter's pipe-line system and "comparable premises" means premises at which the reasonably expected consumption of gas is similar to that at the particular premises in question and which are situated in the same area of Great Britain as those premises.

(3) The terms as to charges and otherwise of a contract to supply gas to a domestic customer shall be such as are agreed between the licensee and the customer concerned so, however, that-

(a) subject to paragraphs (4) and (5), the terms agreed by the licensee shall be in conformity with those for the time being determined under paragraph (1)(a);

(b) where the contract for the supply of gas provides for gas to be supplied through a pre-payment meter, the licensee shall not require the customer to make a deposit by way of security for the payment of charges unless it is reasonable to do so as a result of the conduct of the customer;

(c) where that contract does not so provide, the licensee shall not require the customer to make such a deposit which either -

(i) exceeds what is reasonable in all the circumstances of the case, or

(ii) exceeds the charges payable in respect of the highest aggregate consumption of gas by the customer reasonably expected to occur in any period of 6 months during the period of 12 months following the date on which the deposit is requested.

(4) Where the licensee proposes, in pursuance of a single contract, to supply to a domestic customer both gas and other goods or services relating to the supply or use of gas -

(a) excluding -

(i) the provision of a meter, of any device or facilities designated by the Director for the purposes hereof as serving the like purposes as a pre-payment meter or of pre-payment facilities, and

(ii) any related services or services in respect of the reading of a meter, and

(b) including, in particular, the provision of a service pipe or the provision of goods or services designed or calculated to promote the efficient use of energy,

the contract agreed by the licensee shall identify, separately, the charges to be made for the supply of gas, for other goods sold, for other goods provided on hire and for services, and paragraph (5) shall have effect.

(5) In such a case -

(a) if the contract is (disregarding any provision for its renewal) for a specified period, whether or not followed by an indefinite period, and the aggregate annual rate of the hypothetical charges for the other goods and services mentioned in paragraph (4), if spread evenly over the specified period, would exceed 100 pounds, adjusted in accordance with standard condition 36 by reference to the date on which the contract is executed where it is executed on or after the first anniversary of the appointed day, paragraphs (1)(a) and (3)(a) shall not apply in relation to the contract, or, where it is a contract for a specified period followed by an indefinite period, to the contract so far as it relates to the specified period, or

(b) if the contract is for an indefinite period and the aggregate annual rate of the hypothetical charges for the other goods and services mentioned in paragraph (4), if spread evenly over the period for which the actual charges therefor are made ("the initial period"), would exceed 100 pounds adjusted as aforesaid, paragraphs (1)(a) and (3) (a) shall not apply to the contract so far as it relates to the initial period, and, for the purposes of this paragraph, any reference to the hypothetical charges for goods sold or provided on hire or for services is a reference to the charges which would reasonably be expected to be made therefor under a contract which did not also provide for the supply of gas, and any question arising under this paragraph as to the amount of any such hypothetical charges shall be determined by the Director.

(6) Subject as hereinafter provided, where, in pursuance of a contract for the supply of gas, the licensee requires a domestic customer to make a deposit by way of security for the payment of charges -

(a) unless, having regard to the conduct of the customer, it is reasonable that the deposit be retained, the licensee shall repay it if either -

(i) all demands made in writing in any period of 12 months for payments due in respect of the supply of gas have been complied with by the customer within 28 days after the making of the demand, or

(ii) no such demands have been made in any period of 12 months by reason of the customer's compliance with his contractual obligations relating to the making of payments for gas,

and shall make such repayment within 2 months of the expiry of the 12 month period in question;

(b) if the licensee ceases to supply gas to the customer and he has paid all charges in respect of gas supplied to him, it shall repay the deposit;

(c) if the licensee having held the deposit for more than a month repays it in pursuance of sub-paragraph (a) or (b), it shall pay the customer simple interest on the deposit at the rate which is from time to time 1% less than the base rate of Barclays Bank PLC or, if there is no such base rate, less than such base rate as the Director may designate for the purposes hereof.

(7) In paragraphs (3) to (6), "agree" and "require" mean agree and require by way of a term of the contract, and cognate expressions shall be construed accordingly.

(8) Paragraphs (9) and (10) shall apply where one gas supplier ("the transferor"), with the agreement of another gas supplier ("the transferee" ), assigns to that other supplier its rights and liabilities under contracts for the supply of gas to particular domestic customers whose contracts allow of such assignment ("an assignment" and "the transferred customers").

(9) Where this paragraph applies and the licensee is the transferor, if it so elects paragraph (6) (b) shall not have effect in relation to a deposit on the licensee ceasing to supply a transferred customer by reason of an assignment but it shall pass the deposit to the transferee, together with interest thereon calculated as provided in paragraph (6)(c).

(10) Where this paragraph applies and the licensee is the transferee, paragraph (6) shall have effect, in relation to any deposit passed to it by the transferee, as if the transferee were the same person in law as the transferor.

(11) For the purposes of paragraphs (6) to (10), any reference to a deposit is, except where the context otherwise requires, a reference to so much of the deposit as, from time to time, has not been applied to meet charges in respect of the supply of gas.

(12) Notwithstanding the definition of the expression "deposit by way of security for the payment of charges'' in standard condition 1(1), the provisions contained in paragraphs (6) to
(11) shall not apply in relation to a payment which is not a deposit; but, in relation to a payment of any class or description which serves the like purpose as a deposit by way of security for the payment of charges, paragraphs (6) to (11) shall have effect as if they contained such provisions, if any, as are designated by the Director, for the purposes of this condition generally, as having, in the case of payments of that class or description, as nearly as may be and having regard to their nature, an effect corresponding to that of the said paragraphs in their application in relation to deposits.

(13) If the whole or a significant part of the pipe-line system operated by British Gas plc on the appointed day comes to be operated by another public gas transporter ("the relevant system") and that transporter (not being the relevant transporter) conveys by means of the relevant system the gas that is subsequently conveyed to particular premises by the relevant transporter then, in relation to those premises, any reference in paragraph (2)(b) or (c) to British Gas plc shall have effect as if it were a reference to that other transporter; and any question arising under this paragraph as to whether a part of the pipe-line system operated by British Gas plc on the appointed day is a significant part thereof shall be determined by the Director.

(14) It shall be a sufficient compliance with paragraph (1) (a)
(iv) if terms providing for such charges as are there mentioned provide that the number of therms or kilowatt hours is calculated as there mentioned except -

(a) in relation to gas supplied during the period of 10 months beginning with the appointed day or such longer period as the Director may accept in the case of this sub-paragraph, for the purpose of this condition generally that no adjustment is made in respect of a temperature and pressure conversion factor within the meaning of regulations from time to time in force under section 12 of the Act, or

(b) in relation to gas supplied during the period of 10 months beginning with the appointed day or such longer period as the Director may accept in the case of this sub-paragraph, for, the purposes of this condition generally, and without prejudice to the application also of sub-paragraph (a), that the calorific value of the gas is determined on a weekly basis from daily calorific values in a manner which does not unduly discriminate between customers and is not prejudicial to their interests, and any question arising under this sub-paragraph as to whether that manner satisfies those criteria shall be determined by the Director.

(15) Where, in pursuance of paragraph (14)(a), the number of therms or kilowatt hours of gas supplied is calculated without any such adjustment as is there mentioned, the terms determined under paragraph (1)(a) shall provide that, on such an adjustment coming to be made, there shall be a consequential reduction in the charges which would have been made for therms or kilowatt hours of gas supplied had the adjustment continued not to be made.

Condition 4: Deemed contracts

(1) Subject to paragraph (9) -

(a) when making or revising or considering whether or not to revise the scheme it is required to make under paragraph 8 of
Schedule 2B to the Act ("the scheme"), or

(b) where the scheme provides that any terms in respect of the supply of gas shall be determined in accordance with the provisions thereof, when determining or re-determining those terms,

the licensee shall use its reasonable endeavours to ensure that the terms for the supply of gas in pursuance of a deemed contract are not unduly onerous within the meaning of paragraph (2).

(2) Subject to paragraphs (3) and (9), in the case of any class of domestic customers or of any class of non-domestic customers, terms shall be taken to be unduly onerous if the revenue derived from supplying gas to customers of the class in question on those terms -

(a) significantly exceeds the costs incurred in so supplying gas, and

(b) exceeds such costs by significantly more than the licensee's revenue exceeds costs in the case of the generality of its domestic customers or, as the case may be, in the case of the generality of its non-domestic customers supplied with gas at particular premises at a rate which is reasonably expected not to exceed 75,000 therms a year.

(3) Paragraph (2) shall have effect as hereinafter provided, namely -

(a) where the licensee has not elected as mentioned in sub-paragraph (5) of paragraph 8 of Schedule 2B to the Act or where it has withdrawn such an election and the modification of sub-paragraph (4) by sub-paragraph (5) of the said paragraph 8 has, in pursuance of subparagraph (6) thereof, ceased to have any effect, paragraph (2) shall have effect as if both references to non-domestic customers were omitted;

(b) the reference in paragraph (2)(b) to the generality of the licensee's domestic or (subject as aforesaid) non-domestic customers does not include a reference to customers supplied with gas in pursuance of directions given under standard condition 5 but otherwise is a reference to customers supplied with gas in pursuance of either a contract or a deemed contract, and

(c) in calculating for the purposes of sub-paragraph (a) or (b) of paragraph (2) the extent to which revenue exceeds costs (in either the case of a class of customers supplied with gas in pursuance of a deemed contract or the case mentioned in the said subparagraph (b)), no account shall be taken of any costs attributable to any promotional, marketing or advertising activities of the licensee.

(4) Where the scheme provides that any terms in respect of the supply of gas shall be determined in accordance with the provisions thereof and the licensee so determines or re-determines (in whole or in part) such terms, it shall, as soon as is reasonably practicable, send the Director -

(a) a copy of the terms so determined, or

(b) in the case of a re- determination, a notice summarising the re-determination and, if he so requests, a copy of the terms as they have effect following their re-determination,

and, at the request of any other person, it shall supply that person with a copy of anything sent to the Director in pursuance of sub-paragraph (a) or (b).

(5) The scheme and any determination or re-determination in accordance therewith shall be such that, in the scheme's application in a case in which gas is supplied in pursuance of directions given under standard condition 5(1), the amount of any charges for gas so supplied complies with the provisions of standard condition 5(7) and (8).

(6) Where the licensee supplies a customer with gas in pursuance of a deemed contract, it shall use its reasonable endeavours to furnish the customer with -

(a) details of the principal terms of that deemed contract together with written notice of his right under paragraph 8(11)
(c) of Schedule 2B to the Act to request a copy of the scheme or of any revision thereof, and

(b) unless he is a non-domestic customer or is supplied with gas in pursuance of directions given under standard condition 5(1), written notice that contracts on terms other than those of his deemed contract may be available and as to how information can be obtained as to any such terms;

and, for the purposes of sub-paragraph (a), "principal terms" means terms as to charges and such other terms as might affect the reasonable evaluation of the deemed contract.

(7) Subject to any necessary modifications, standard condition 3
(1)(a)(iv), (3)(b) and (c) and (7) shall apply in relation to a deemed contract for the supply of gas to a domestic customer as it applies to a contract for such supply.

(8) Where a deemed contract includes such terms and conditions as are mentioned in paragraph 8(9) of Schedule 2B to the Act, in determining thereunder the number of therms or kilowatt hours which are to be treated as supplied or taken, the licensee shall act on a reasonable basis, taking into account available consumption data for the premises in question and other relevant factors.

(9) Paragraphs (1) to (3) shall not apply in relation to the scheme in its application where gas is supplied in pursuance of directions given under standard condition 5(1) or (13).

Condition 5: Last resort supply

(1) Where the Director notifies the licensee that it appears to him that -

(a) circumstances have arisen which would entitle him to revoke or suspend the licence of a gas supplier other than the licensee
("the other supplier") otherwise than with the agreement of the other supplier, and

(b) the licensee could comply with the direction without significantly prejudicing its ability -

(i) to continue to supply its customers, and

(ii) to fulfil its contractual obligations for the supply of gas,

and by notice in writing he directs the licensee to supply gas to domestic customers in accordance with this condition, the licensee shall, subject to paragraph (3) and standard condition
7, comply with the direction.

(2) Any direction under paragraph (1) (''the direction") shall have effect only in the event of the revocation or suspension of the other supplier' s licence and as from the time at which such revocation or suspension takes effect and only for such period, not exceeding 6 months, as is specified in the direction; and the gas shall be supplied to domestic customers of the other supplier at such premises as are specified or described in the direction and which the licensee is authorised by its licence to supply.

(3) The licensee's obligations under the direction to supply gas to a particular customer at particular premises shall not apply, or shall cease to apply, if the licensee enters into a contract with that customer for the supply of gas at the premises or if a gas supplier other than the licensee supplies gas to that customer at the premises.

(4) The licensee shall use all reasonable endeavours to secure that a meter reading is taken within 14 days of the direction taking effect at each of the premises at which it is required thereby to supply gas so, however, that the licensee need not so take a meter reading -

(a) where the Director accepts that it would not be feasible or economic to do so, or

(b) where to do so would necessitate the entering of particular premises without the consent of the occupier or the seeking of entry on more than one occasion.

(5) Unless it has already done so, as soon as is reasonably practicable after the direction has taken effect, the licensee shall send a written notice to each of the premises specified or described in the direction -

(a) setting out the charges to be made for gas supplied in pursuance of the direction by virtue of the scheme made by the licensee under paragraph 8 of Schedule 2B to the Act ("the scheme"), and, if those charges are not set out in, but fall to be determined in accordance with provisions of, the scheme (and, accordingly, may vary from time to time), summarising those provisions, and

(b) advising the customer in question that, notwithstanding any contract he may have had with the other supplier, that supplier is no longer supplying him with gas and has not done so since the direction took effect or, where the notice has been sent before the direction has taken effect, will be no longer supplying him with gas if it takes effect.

(6) Unless, or except to the extent that, the Director consents otherwise -

(a) within the period of 6 days beginning with the day on which the direction takes effect or the period of 15 days beginning with the day on which the direction was given, whichever first expires, the licensee shall give the Director such a notice as is described in paragraph (5)(a) together with, where the charges fall to be determined in accordance with provisions of the scheme, an indication of any likely changes in those charges, and

(b) so far as is reasonably practicable, the licensee shall give the Director notice of any increase in charges to be made for gas supplied in pursuance of the direction which is reasonably expected or proposed and shall give such a notice at least 5 days before the expected or proposed increase takes effect.

(7) The charges to be made from time to time by the licensee for gas supplied to any premises in pursuance of the direction -

(a) before the licensee has taken a meter reading at those premises, or, if earlier, the expiry of the period of 14 days from the direction taking effect, shall be the same as those which would be made under the deemed contract which would arise in relation to the supply of gas at any premises by the licensee to a domestic customer -

(i) who is in occupation of the premises;

(ii) who, on or after entering into occupation of the premises, first takes gas otherwise than in pursuance of a contract, and

(iii) whose immediate predecessor in occupation of the premises was a domestic customer of the licensee, supplied with gas thereat, but has ceased to be so supplied,

where the relevant considerations were the same, in particular, those relating to the expected rate of supply, method of paying charges and the location of the premises, and

(b) after the licensee has taken such a meter reading or after the expiry of that period, as the case may be -

(i) subject as hereinafter provided, shall be such that it may reasonably be expected that the aggregate charges made for gas supplied in pursuance of the direction will approximately equal the licensee's reasonable costs in so supplying the gas (including such costs attributable to the acquisition of gas at short notice) together with a reasonable profit;

(ii) if, either at the time of the giving of the direction or within the period of 5 days following the receipt by him of a notice given in pursuance of paragraph (6)(a) or (b), the Director has given the licensee a notice informing it that he is of the opinion that charges specified or described in the notice would be likely to result in hardship being suffered by customers, shall not exceed those approved by him in the notice as charges which would avoid, or mitigate, such hardship, so, however, that the licensee shall not be required by sub-paragraph (b) to make charges which are less than those which would be made under such a deemed contract as is mentioned in sub-paragraph (a).

(8) The terms as to charges and otherwise on which the licensee supplies gas in pursuance of the direction shall not, save as may be necessary to comply with paragraph (7)(b)(ii), be such as to show any undue preference or any undue discrimination as between any persons or classes of persons to whom it is so supplying gas.

(9) The licensee shall not, in connection with the direction, make any claim in relation to the sum mentioned in standard condition 9(5) as incorporated in the other supplier's licence unless -

(a) the claim is made as soon as is reasonably practicable after the relevant amount mentioned in paragraph (12) has been determined. and

(b) the claim does not exceed the relevant amount so mentioned.

(10) For the purposes of this and the next following paragraph -

"A" means the total number of premises to which public gas transporters convey gas for supply to domestic customers:

"B" means the total number of premises to which public gas transporters so convey gas disregarding any premises to which gas is conveyed by a transporter which only so conveys gas to a number of premises which is less than O.25% of A, and

"C" means the number of premises to which the transporter in question so conveys gas.

(11) The licensee shall not, in connection with the direction, make any last resort payment claim for the purposes of condition
10 of the Standard Conditions of Public Gas Transporters'
Licences as incorporated in a public gas transporter's licence unless -

(a) the number of premises to which the transporter in question conveys gas for supply to domestic customers exceeds 0.25% of A;

(b) the claim is submitted to the transporter in question as soon as is reasonably practicable after the relevant amount mentioned in paragraph (12) and the sum mentioned in sub-paragraph (c) have been determined;

(c) the relevant amount so mentioned exceeds any sum payable to the licensee as mentioned in standard condition 9(5) as incorporated in the other supplier's licence and

(d) the amount of the claim does not exceed the public gas transporter's proportionate share of that excess, and, for the purposes hereof, a transporter's proportionate share shall be that represented by the fraction -

C
____
B

and any last resort payment claim shall specify whether payment is to be made by quarterly or monthly instalments and, immediately after submitting such a claim to one or more public gas transporters, the licensee shall send a copy of each claim to the Director.

(12) The relevant amount referred to in paragraphs (9) and (11) is the amount notified in writing by the licensee to the Director, within 6 months of the direction ceasing to have effect or such longer period as the Director may approve in a particular case, as being the amount (if any) by which -

(a) the aggregate costs (including interest on working capital) reasonably incurred by the licensee in supplying gas in pursuance of the direction, together with a reasonable profit, exceed

(b) the aggregate amounts recovered by the licensee by way of charges for gas supplied in pursuance of the direction (after taking all reasonable steps to recover such charges),

unless the Director, within three months after receiving such notification, and such supporting information as he may reasonably require for the purposes of this paragraph, has, after consulting the licensee, formed the opinion that different amounts more accurately reflect the amounts described in (a) or
(b), in which case the licensee shall comply with any direction given by him that the relevant amount be recalculated accordingly.

(13) Where the Director notifies the licensee that it appears to him that the circumstances mentioned in paragraph (1)(a) have arisen in the case of a gas supplier other than the licensee and by notice in writing given to the licensee with its consent he directs it to supply gas at such premises supplied by the other supplier as may be specified or described in the direction, being premises within the description set out in section 7A(1)(b) of the Act (other than premises which could reasonably be expected to be supplied with gas at a rate exceeding 75, 000 therms a year) for such period not exceeding 6 months as may be specified in the direction, the licensee shall comply therewith.

(14) If the licensee enters into any new contract for the purchase of gas for the purpose of complying with any directions under this condition, it shall use its reasonable endeavours to purchase the gas economically, having regard to the time available to secure the supplies.

Condition 6:  Special customer payment claims

(1) This condition has effect in relation to a special customer payment claim, within the meaning of condition 10 of the Standard
Conditions of Public Gas Transporters' Licences, which the licensee may wish to make and the amount which it may claim.

(2) The licensee shall not make a special customer payment claim in respect of any year before the year 1999 but on or before 1st March in any subsequent year the licensee may give notice (a "special customer notice") to the Director stating that, in its opinion -

(a) during the previous year the number of premises supplied by it (both alone and taken with its related persons ) in respect of which the customers are domestic customers -

(i) who, subject to paragraph (12), are of pensionable age, or disabled or chronically sick persons, or

(ii) who have defaulted or fallen into arrears in the payment of charges for gas supplied,

in each case expressed as a proportion of the total number of premises so supplied in respect of which the customers are domestic customers, is an undue proportion (within the meaning of paragraph (11));

(b) as is appropriate in the circumstances of the case -

(i) it has incurred costs in providing such services as are mentioned in standard conditions 17 and 18 to such domestic customers as are mentioned in sub-paragraph (a)(i), or

(ii) it is not both reasonable and practicable for it to recover from such domestic customers as are mentioned in sub-paragraph
(a) (ii) all or part of the charges made for the supply of gas or of the costs associated with recovering such charges (disregarding any charges for the supply of gas by way of interest when payment has not been made within a specified period of written demand being made therefor), and

(c) the ability of the licensee to finance the carrying on of activities authorised or required by this licence has, in consequence, been materially affected,

and specifying the amount which the licensee considers is necessary to reimburse to it the relevant proportion (within the meaning of paragraph (13)) of such costs as are mentioned in sub-paragraph (b) and of such charges as are so mentioned which it is not both reasonable and practicable for the licensee to recover from the customers in question, and which accordingly is the amount which it wishes to recover by virtue of a special customer payment claim.

(3) The licensee shall, as soon as is reasonably practicable within 30 days (or such longer period as the Director may accept) of each request, furnish the Director with all such documents and information as the Director may in writing reasonably request within 65 days of receiving a special customer notice to enable him to determine whether in his opinion -

(a) the criteria set out in each sub-paragraph of paragraph (2) are met;

(b) the amount specified in the special customer notice is not greater than the relevant proportion of the costs referred to in paragraph (2)(b) and of the charges so referred to which it is not both reasonable and practicable for the licensee to recover from the customers in question;

(c) that amount exceeds the relevant proportion of any such costs as would have been incurred by or charges which would not have been recovered by an efficient gas supplier in corresponding circumstances, and

(d) that amount is not greater than the amount of the additional receipts which would have resulted in the ability of the licensee to finance the carrying on of activities authorised or required by its licence not being prejudiced, but this paragraph shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before the court.

(4) The licensee shall, as soon as is reasonably practicable, provide the Secretary of State with a copy of the special customer notice and all documents and information with which the Director has been furnished under paragraph (3).

(5) Where the licensee has given a special customer notice to the Director -

(a) if the Director, after consulting the licensee and other interested persons whom he considers it appropriate to consult and after considering any representations made by them, is not satisfied on the basis of the information available to him that the criteria set out in each sub-paragraph of paragraph (2) are met and, accordingly, considers that any such special customer payment claim as is contemplated by the special customer notice should not be made, he may, for the purposes of paragraph (6), notify the licensee to that effect;

(b) if the Director, after such consultation and consideration, within the period mentioned in paragraph (6)(a)(i) or, as the case may be, (ii), notifies the licensee that the special customer notice should be amended by the substitution for the amount specified therein of such lesser amount as either -

(i) if the information available to the Director -

A. is sufficient for him to be satisfied as to the amount which would more accurately reflect the relevant proportion of the costs and charges referred to in paragraph (2), is the amount he is satisfied so reflects that proportion, or

B. is not so sufficient, is the amount which such information is sufficient to satisfy him is not greater than the amount which would accurately reflect the relevant proportion of the costs and charges referred to in paragraph (2), or

(ii) in his opinion, on the basis of the information available to him, is the amount which more accurately reflects the relevant proportion of such additional costs as would have been incurred by or charges which would not have been recovered by an efficient gas supplier in corresponding circumstances, or

(iii) in his opinion, on the basis of the information available to him, is the amount which more accurately reflects the amount of the additional receipts which would have resulted in the ability of the licensee to finance the carrying on of activities authorised or required by its licence not being prejudiced, the special customer notice shall be amended accordingly, and

(c) if the Secretary of State after consulting the licensee and other interested persons whom he considers it appropriate to consult and after considering any representations made by them notifies the licensee that no such special customer payment claim as is contemplated by the special customer notice should be made by the licensee, he may, for the purposes of paragraph (6), notify the licensee to that effect.

(6) The licensee may, and may only, make such a special customer payment claim as is contemplated by the special customer notice if he is not notified that such a claim should not be made -

(a) by the Director under paragraph (5)(a) -

(i) where he has requested document or information under paragraph (3), within the period of 35 days following the day on which he was furnished with, or with the last of, the documents or information so requested, or

(ii) where he has not so requested documents or information, within the period of 130 days following the day on which he received the special customer notice, or

(b) by the Secretary of State under paragraph (5)(c) -

(i) where the Director has requested documents or information under paragraph (3), within the period of 50 days following the day mentioned in sub-paragraph (a)(i) above, or

(ii) where the Director has not so requested documents or information, within the period of 145 days following the day mentioned in sub-paragraph (a)(ii) above.

(7) For the purposes of this and the next following paragraph -

"A" means the total number of premises to which public gas transporters convey gas for supply to domestic customers;

"B" means the total number of premises to which public gas transporters so convey gas disregarding any premises to which gas is conveyed by a transporter which only so conveys gas to a number of premises which is less than 0.25% of A;

"C" means the number of premises to which a public gas transporter to which a special customer payment claim is addressed so conveys gas;

"proportionate share", in relation to such a public gas transporter, means the share represented by the fraction

C
	____
B

and

"notional interest", in relation to a specified amount, means the simple interest on that amount over a period of 21 months calculated at the rate which is the average base rate of Barclays Bank PLC over the year ending with 30th June in which the special customer notice was given or, if there is no such rate, such base rate as the Director may designate for the purposes hereof.

(8) A special customer payment claim authorised by paragraph (6) shall not be addressed to a public gas transporter unless -

(a) the number of premises to which that transporter conveys gas for supply to domestic customers exceeds 0.25% of A, and

(b) the amount of the claim does not exceed that transporter's proportionate share of the amount specified in the special customer notice, or, as the case may be, in that notice as amended in accordance with paragraph (5)(b), together with notional interest thereon.

(9) A special customer payment claim authorised by paragraph (6) shall specify whether payment is to be made by quarterly or monthly instalments.

(10) Immediately after submitting a special customer payment claim to a public gas transporter, the licensee shall send copies of the claim to the Secretary of State and to the Director.

(11) Except in paragraph (7), in this condition, any reference to a year is a reference to a calendar year and, in relation to such premises as are mentioned in paragraph (2)(a)(i) or (ii) -

(a) any reference to the normal proportion is a reference to the proportion represented by the fraction:

D
____
E

and

(b) any reference to an undue proportion is a reference to a proportion in excess of the normal proportion,

where -

"D" means the total number of premises at which gas is supplied by the licensee or other gas suppliers to such domestic customers as are mentioned in paragraph (2)(a)(i) or, as the case may be, paragraph (2) (a) (ii), and

"E" means the total number of premises at which gas is so supplied to domestic customers (whether or not they are such customers as are mentioned in paragraph (2) (a) ) .

(12) In this condition any reference to domestic customers who are of pensionable age, or disabled or chronically sick persons is, in relation to the licensee or any other gas supplier, a reference to persons who are so identified in such a list as is mentioned in standard condition 17(2)(a) which is kept by the licensee or, as the case may be, another gas supplier.

(13) In this condition, "relevant proportion", in relation to such costs and charges as are mentioned in paragraph (2)(b) (which, in the case of paragraph (2) (b) (ii), it is not both reasonable and practicable for the licensee to recover from the customers in question), means -

(a) if the licensee has no related persons supplying gas to domestic customers, that proportion thereof which is attributable to the licensee supplying more than a normal proportion of such premises as are mentioned in paragraph (2) (a) (i) or, as the case may be, paragraph (2) (a) (ii), or

(b) if the licensee has related persons supplying gas to domestic customers, and one or more of these is not supplying an undue proportion of such premises as are mentioned in paragraph
(2)(a)(i) or, as the case may be, paragraph (2) (a) (ii), the proportion determined in accordance with sub-paragraph (a) adjusted in a manner calculated to avoid over-recovery by the group as a whole (that is to say, the licensee and all such related persons) and approved for the purposes hereof by the Director.

Condition 7: General provisions supplementary to standard conditions 2 and 5 and in respect of supplier transfers

(1) If and so long as the circumstances are such as are mentioned in paragraph (2), the licensee shall not be required -

(2) by standard condition 2, to supply gas, continue to supply gas, or to offer a customer a new contract for the supply of gas, or

(b) by standard condition 5, to supply gas at premises.

(2) The circumstances referred to in paragraph (1) are -

(a) that the premises in question have been disconnected by the relevant transporter, or the supply of gas thereto has been cut off by a gas supplier and, by reason of paragraph 19 of Schedule 2B to the Act, the transporter or supplier is not under any obligation to re-connect the premises or, as the case may be, resume the supply of gas to the premises;

(b) ones beyond the licensee's control which prevent it from complying with the requirement in question but this shall not relieve the licensee from the obligation to take all requisite steps, so far as is reasonably practicable, to secure the necessary supplies of gas and their conveyance to the premises of domestic customers or persons who might reasonably be expected to become such customers;

(c) ones in which compliance with the requirement in question would, or might, involve danger to the public and the licensee has taken all such steps as it was reasonable to take both to prevent the circumstances from occurring and to prevent them from having that effect;

(d) subject to standard condition 3(3)(b) and (c), and except where the licensee is required to supply gas by standard condition 5, that the licensee has requested a deposit by way of security for the payment of charges and the customer concerned has not paid this, or

(e) in relation to the obligation set out in standard condition 2(1)(a) the discharge of which would require the implementation of a proposed supplier transfer in relation to any premises, that the gas shipper which had made arrangements in pursuance of which gas was then conveyed to the premises has, without breach of the conditions of its licence, prevented the implementation of that transfer

(3) The licensee shall not be required by standard condition 2 to supply gas to a person at premises in respect of which it is not, at the time the request is made, a relevant supplier if and so long as to do so would significantly prejudice its ability to continue to supply gas to domestic customers at premises where it already does so, but the licensee shall -

(a) take all such steps as are reasonable to avoid such a situation arising, and to resolve any that does arise, and

(b) inform the Director in writing, as soon as is reasonably practicable, of any such situation that does arise, and of when it has been resolved.

(4) The licensee shall not procure or permit the relevant shipper, in pursuance of any contract with that shipper, or otherwise request it, to prevent a proposed supplier transfer in relation to any premises at which the licensee supplies gas to a customer except for so long as -

(a) the customer fails to pay charges for the supply of gas to those premises or any premises previously owned or occupied by him in respect of which such charges are payable which -

(i) are due to the licensee and have been demanded in writing, and

(ii) have remained unpaid for 28 days after the making of the demand, or

(b) the customer is bound by the provisions of a contract with the licensee for the supply of gas at those premises which will neither expire nor, to the knowledge of the licensee, be terminated on or before the date of the proposed transfer.

(5) Subject to paragraph (10), paragraph (6) shall apply where -

(a) the licensee has commenced the supply of gas to a domestic customer at any premises at which gas was previously last supplied to such a customer by another gas supplier ("the first supplier");

(b) any person has failed to pay, within 28 days of the making of a demand in writing therefor, charges due to the first supplier in respect of the previous supply of gas at those or any other premises, other than charges which, before the time when the first supplier became aware of the proposed supplier transfer or the time of the implementation of that proposed transfer, whichever is the earlier -

(i) had become due to the first supplier;

(ii) had been demanded in writing, and

(iii) had remained unpaid for not less than 28 days after the making of the demand,

("excepted charges") save that if at, or within 14 days of, that time it reasonably appeared to the first supplier that payment had been made of particular charges for the supply of gas but they had, in fact, not been paid (for example, where a cheque tendered in payment was subsequently dishonoured), those charges shall not be excepted charges for the purposes of this sub-paragraph; and the charges first mentioned in this sub-paragraph, other than excepted charges, are hereinafter referred to as "the charges in question";

(c) that person has been notified by the first supplier, at least 14 days before it gives to the licensee such a notice as is mentioned in paragraph (6), that it proposes to assign the debt to the licensee and that, if he has a contract or deemed contract with the licensee which so provides, the licensee may be entitled to recover from him costs in respect of the recovery of the debt, and

(d) that person either is supplied with gas by the licensee at the premises referred to in sub-paragraph (a) or is in occupation of those premises on the date on which the licensee receives such a notice as is mentioned in paragraph (6).

(6) Where this paragraph applies, if, within 90 days of the licensee commencing to supply gas to the premises, the licensee receives written notice from the first supplier stating -

(a) the amount of the charges in question which remains unpaid;

(b) that the first supplier had used its reasonable endeavours to recover the amount of the charges in question which still remained unpaid 40 days after the demand therefor was made, and

(c) that the first supplier intends to assign the debt attributable to the unpaid charges to the licensee,

the licensee shall, in consideration of such assignment and within 60 days thereof, pay to the first supplier the amount of such debt less (unless those costs are recoverable as mentioned in paragraph (5)(c)) the licensee's reasonable administrative costs likely to arise in recovering the debt from the consumer, except that this obligation shall be limited to an amount not greater than one third of that of the charges -

(i) in respect of the amount of gas supplied to the premises in question (by the first supplier or some other gas supplier) in the year ending with the day on which the first supplier ceased to supply gas at those premises, or

(ii) if that amount is not known, in respect of the amount of gas reasonably expected to be supplied to the premises in question in the year beginning with the day on which the licensee commenced to supply gas thereat, calculated, in either case, on the basis on which the first supplier calculated charges in the customer's case immediately before it ceased to supply gas to the premises.

(7) For the purposes of paragraph (6), a consumer shall not be regarded as having failed to pay any charges for the supply of gas as at a particular date to the extent that any amount demanded by the first supplier is genuinely in dispute and the dispute does not relate to the amount of gas which was shown on the register of the gas meter through which the supply was taken when the first supplier ceased to supply gas to the premises.

(8) In this condition, "proposed supplier transfer" in relation to any premises means the proposed implementation of arrangements whereunder gas would no longer fall to be supplied to premises by one supplier but would fall to be supplied to those premises by another supplier (whether or not the supplier other than the licensee is licensed under section 7A(1) of the Act).

(9) In paragraphs (5) and (6), references to charges for the supply of gas, however expressed, do not include references to charges made in respect of the provision of a gas meter.

(10) Where, having regard to any representations made to him, it appears to the Director that, in relation to any particular class or description of cases -

(a) the application of paragraph (6), or the possibility of its coming to apply, does not significantly reduce the number of unrecovered debts which might otherwise be expected, or

(b) the application of paragraph (6) and the recovery, or attempted recovery, of assigned debts involves expenditure by the gas suppliers concerned which is disproportionate to the reduction in the aggregate amount of unrecovered debts which might otherwise be expected, he may provide that paragraph (6) shall, subject to paragraph
(11), cease to have effect in relation to that class or description of cases: and any such provision shall be made by a notice which -

(i) is given and published for the purposes of this condition generally, and

(ii) specifies the date on which the provision is to take effect.

(11) Notwithstanding that the Director has, in pursuance of paragraph (10), provided that paragraph (6) should cease to have effect in relation to a particular class or description of cases, he may, having regard to any representations made to him, provide that paragraph (6) shall again have effect in relation thereto if it appears to him that the view he took as respects the matters mentioned in sub-paragraphs (a) and (b) of paragraph (10) is no longer justified; and any such provision shall be made by a notice which -

(a) is given and published for the purposes of this condition generally at least 3 months before the date specified for the purposes of sub-paragraph (b), and

(b) specifies the date on which the provision is to take effect and, accordingly, on which paragraph (6) is again to have effect in relation to the class or description of cases in question.

Condition 8: Acceptance of meters and metering arrangements and inspection of meters

(1) Subject to paragraph (2), the licensee shall not be required by standard condition 2 to supply or continue to supply gas to a person, or to offer a new contract except on terms that, if the person takes his supply through a meter which belongs to him or is lent or hired to him otherwise than by the licensee or by the relevant transporter or if the meter is ordinarily to be read in accordance with arrangements made otherwise than by the licensee, the meter or the arrangements in question are acceptable to the licensee.

(2) From such date no earlier than 1 April 1999, as may be designated in writing for the purposes of this condition generally by the Director following such trials and consultation as he considers appropriate ("the metering liberalisation date" ), the licensee shall not, in the case of a domestic customer -

(a) refuse to accept a meter the use of which does not contravene section 17 of the Act and which is appropriate for registering the quantity of gas supplied, except on the ground that -

(i) the licensee requires the supply to be taken through a prepayment meter and the meter is not one of that type or, if it is, its calibration or the arrangements for dealing with pre-payments are not acceptable to the licensee, or

(ii) the meter does not offer the facilities requisite for the purposes of the contract or having regard to its terms. or

(b) refuse to accept arrangements made by the customer for the ordinary reading of the meter which comply with such requirements, designed to secure the accurate reading of the meter and prompt transmission of data in an appropriate form, as may be set out in such document or variation thereof ( "the metering code" ) as may be designated in writing, for the purposes of this condition generally, by the Director following consultation with gas suppliers, gas shippers, public gas transporters and such other persons as the Director considers appropriate.

(3) This and the following paragraphs shall apply when the licensee receives a written request ("the request") made by a customer (whether a domestic or non-domestic customer) that it should agree that such an inspection as is referred to in standard condition 23(2) ("an inspection") be carried out by a named person chosen by the customer ("the agent") and, in such a case, the licensee shall -

(a) as soon as is reasonably practicable, give the relevant shipper a copy of the request together with any relevant information relating to the agent which is in the licensee's possession for transmission to the relevant transporter, and

(b) refrain from agreeing to the request during the period of 15 days beginning with the day on which it complied with sub-paragraph (a).

(4) The licensee shall not agree to the request -

(a) unless there are reasonable grounds for believing that

(i) the agent possesses the appropriate expertise, and

(ii) he would accurately and efficiently carry out the tasks specified in standard condition 23(2), or

(b) subject to paragraph (5), if the licensee has been notified by the relevant shipper, within the period of 8 days beginning with the day on which the shipper received a copy of the request, that the relevant transporter is of the opinion that there are not reasonable grounds for so believing

(5) If the licensee is notified as mentioned in paragraph (4) but disagrees with the relevant transporter's opinion, it shall refer the question whether there are reasonable grounds for believing that the criteria in sub-paragraph (a) of that paragraph are met to the Director for determination and -

(a) if, within 14 days of the question being referred to him, the Director notifies the licensee that he does not accept the transporter's opinion, that opinion shall be disregarded for the purposes of paragraph (4), or

(b) in any other case, the transporter's opinion shall be conclusive for the purposes of paragraph (4).

(6) After the metering liberalisation date, the licensee shall, subject to paragraphs (4) and (5), agree to the request if it has reasonable cause to be satisfied that the agent would comply with the metering code.

(7) Notwithstanding that the licensee has agreed to the request it may withdraw its agreement if, in relation to an inspection, the circumstances are such as are mentioned in standard condition
23 (5) (a), (b) or (c).

Condition 9: Security for payments where last resort directions are given

(1) The licensee shall, if licensed to supply domestic customers
-

(a) take out and maintain a bond or other instrument approved by the Director as providing adequate security of payment, or

(b) make and maintain arrangements so approved,

under which, in the event of the Director giving directions to one or more other gas suppliers under standard condition 5(1) as incorporated in those suppliers' licences to supply the licensee's domestic customers, there shall be payable, to such person as the Director may appoint ("the trustee"), such sums, or instalments of sums, as the trustee may (after consulting the Director) request, at such times as the trustee may so request, not exceeding, in the aggregate, a maximum sum determined in accordance with paragraph (7), without prejudice, however to paragraphs (3) and (4), and any such bond, other instrument or arrangements (in this condition referred to as "a security") shall be one which is not subject to termination or variation (otherwise than by way of an extension of the period for which it is in force or an increase in the maximum sum payable thereunder) without the consent of the Director; and any reference in this condition to the taking out of a security includes a reference to the making of arrangements.

(2) If the Director notifies the licensee in writing that he considers that a security previously approved by him for the purposes of paragraph (1) no longer provides adequate security of payment, then, with effect from the day on which the notice is given, or such later date as is specified in the notice, that security shall be treated as failing to satisfy the requirements of paragraph (1) and, accordingly, the licensee shall be under a renewed obligation thereunder to take out a security.

(3) Except in so far as the Director otherwise accepts, a security for the purposes of paragraph (1) shall be so expressed that if -

(a) in accordance with the terms thereof it would otherwise cease to have effect (whether at the end of a calendar year or otherwise), or

(b) at a time at which it is in force, it ceases, or is treated by paragraph (2) as ceasing, to satisfy the requirements of paragraph (1),

the security will subsist until the licensee takes out a new security which satisfies the requirements of paragraph (1) or, if earlier, the expiry of a period of not less than 6 months specified in the security beginning with the date on which it would otherwise have ceased to have effect or, as the case may be, on which it ceased, or was treated as having ceased, to satisfy those requirements.

(4) Where a security subsists as mentioned in paragraph (3) -

(a) its subsistence shall be disregarded for the purposes of paragraph (1) and, accordingly, the licensee shall be under an obligation thereunder to take out a security, and

(b) the sum payable under the security shall be in accordance with the terms thereof notwithstanding that that sum may be less than the maximum sum determined in accordance with paragraph (7).

(5) The trustee shall hold any sum paid to him under a security, together with any income derived therefrom (net of any tax he is required to pay on such income), upon trust (after deduction and retention by the trustee of his reasonable remuneration and expenses as determined by or under his instrument of appointment)
-

(a) to apply the same in meeting any claim made by a gas supplier to which such directions as are mentioned in paragraph (1) were given and which satisfies the criteria in standard condition 5(9) and (12) as incorporated in that supplier's licence, and

(b) subject as aforesaid, for the person by whom the sum was paid;

and any question arising under sub-paragraph (a) as to whether the criteria there mentioned are satisfied shall be determined by the Director.

(6) If the directions were given to more than one gas supplier and the sum available is insufficient to meet all the claims, each payment shall be reduced proportionately.

(7) The maximum sum referred to in paragraph (1) shall be determined for each calendar year and shall be the aggregate of -

(a) the product of the number, in that year, of premises expected to be supplied and such sum, in respect of each premises, not exceeding, subject to paragraph (8), 4 pounds, as may have been approved by the Director -

(i) for that year, and

(ii) for the Purposes of this condition generally,

and have been so approved, for the year 1996, not later than 28 days after the appointed day or, for any subsequent year, not later than 30th September in the previous year, and

(b) the product of the amount of gas expected to be supplied, expressed in therms or kilowatt hours, and such sum per therm or per kilowatt hour, as the case may be, not exceeding, subject to paragraph (8), 1.5p per therm or 0.0511821p per kilowatt hour, as may have been approved by the Director as aforesaid, so, however, that if the Director fails to approve, for the purposes of sub-paragraph (a) or (b) and as therein mentioned, an amount for any year subsequent to 1996, this paragraph shall have effect as if he had approved, for that year, the amount last so approved by him for a previous year.

(8) In the application of paragraph (7) to the determination of the maximum sum for the year 1998 or any subsequent year, each of the maximum amounts specified in sub-paragraphs (a) and (b) thereof shall be adjusted in accordance with standard condition 36 by reference to the anniversary of the appointed day in the previous year.

(9) The licensee shall notify the Director of its estimates of the number of premises expected to be supplied and of the amount of gas expected to be supplied in any calendar year and furnish him with such information as provides a reasonable justification of the estimates and shall do so -

(a) not later than 31st October in the previous year, or

(b) where it was not licensed to supply gas to domestic customers on that date and has not done so before being so licensed, as soon as may be after it first became so licensed after that date.

(10) In paragraphs (7) and (9) -

"premises expected to be supplied" means the average number of premises at which domestic customers are reasonably expected by the licensee to be supplied by it with gas in the year in question other than such excepted premises as are mentioned below;

"amount of gas expected to be supplied" means the amount of gas reasonably expected by the licensee to be supplied by it to domestic customers in the year in question otherwise than at such excepted premises as are mentioned below;

and the excepted premises referred to above are premises in relation to which subsection (2) of section 6 of the Gas Act 1995 does not for the time being apply by reason only of provisions contained in subsections (3), (4) and (5) thereof

(11) Standard condition 1(9) shall not apply in relation to paragraph (7)(b) but, in relation to any time after 31st December 1999, paragraph (7) (b) shall have effect with the omission of the words "in therms or", "per therm or", "as the case may be" and "1. 5p per therm or".

Section 10:  Methods of payment for charges for gas

(1) Except where the licensee requires that the supply of gas be taken through a pre-payment meter, it shall afford to a domestic customer using gas for domestic purposes the opportunity to pay charges in respect of the supply of gas in a variety of ways including, in particular -

(a) by cash at such places or to such persons as the licensee may reasonably determine;

(b) by cheque, and

(c) by postal order,

and if the licensee requests a deposit by way of security for the payment of charges as a condition of making a supply of gas available to the customer, but the customer is unwilling or unable to pay it, the licensee shall agree to his taking his supply of gas through a pre-payment meter if that is safe and practical.

(2) In the case of the supply of gas under a contract, otherwise than through a pre-payment meter, the licensee shall afford to a domestic customer using gas for domestic purposes a reasonable choice of terms as to the frequency of payments in respect of the supply of gas including, in particular -

(a) the making (in a reasonable manner specified by the licensee) of monthly payments of a predetermined amount to be applied in meeting charges for gas supplied as and when they become due, and

(b) one of the following, namely -

(i) the settling quarterly of a quarterly bill for gas supplied;

(ii) the settling monthly of a monthly bill for gas supplied, and

(iii) the settling quarterly of such monthly bills,

unless, having regard to the special circumstances of a particular case, the Director permits otherwise.

(3) The terms determined by the licensee under standard condition 3(1) shall include terms in respect of all the ways of making payments mentioned in paragraph (1), in respect of the frequency mentioned in paragraph (2)(a) and in respect of one of the frequencies mentioned in paragraph (2)(b).

(4) The terms contained in the licensee's scheme under paragraph 8 of Schedule 2B to the Act, in its application where gas is not supplied in pursuance of directions given under standard condition 5, shall include terms in respect of all the ways of making payments mentioned in paragraph (1) and in respect of one of the frequencies mentioned in paragraph (2)(b).

Condition 11:  Termination of contracts and deemed contracts

(1) The licensee shall not enter into a contract for the supply of gas to any domestic customer at any premises unless -

(a) if it is a contract for a specified period, whether or not followed by an indefinite period, it provides that the customer may terminate it at any time during the specified period if -

(i) he gives 28 days' notice of termination or such lesser period of notice as the licensee may accept in the circumstances, and

(ii) unless the specified period exceeds 12 months and he gives such notice within 7 days of the date on which the contract was executed, he pays the licensee such termination fee, if any, as, subject to paragraph (6), it may reasonably require in the particular circumstances, so, however, that no such notice as is mentioned in sub-paragraph
(i) shall be considered to have been effectively given unless and until any such payment as is mentioned in sub-paragraph (ii) is made;

(b) if it is a contract for an indefinite period or for a specified period followed by an indefinite period, it provides that the customer may terminate it at any time during the indefinite period with effect from -

(i) the time when a new contract for the supply of gas to the premises, between the customer or any other person and the licensee or any other gas supplier, comes into effect, or

(ii) the time when the customer's premises are disconnected or the supply of gas thereto is cut off in consequence of the customer ceasing to require such a supply,

if he gives 28 days' notice, or such lesser period as the licensee may accept in the circumstances, of termination or (where that is at the time mentioned in sub-paragraph (ii)) of his ceasing to require a supply of gas at the premises;

(c) whether or not the contract is for a specified period, it provides, where the customer intends to cease, or ceases, to own or occupy the premises -

(i) that the customer may terminate it with effect from his ceasing to either own or occupy the premises, subject to his giving 48 hours notice of termination or such lesser period of notice as the licensee may accept in the circumstances, and

(ii) if the customer does not give such notice, and if it is not agreed between the licensee, the customer and some other person that the contract should continue to have effect with the substitution of that other person for the customer as a party thereto, that the contract should terminate and he should cease to be liable to pay for any supply of gas to the premises after whichever of the following first occurs, namely -

A.  the 28th day after he gives notice to the 	licensee that he
has ceased to either own or occupy the premises,

B.  the time at which the register of the meter 	is next read
after he has ceased to either own or occupy the premises either by the licensee or by a gas supplier who is, or is about to become, a relevant supplier, and

C.  the time from which gas is supplied to the 	premises, by
the licensee or another gas
supplier, in pursuance of a request made by a person other than the customer,

and, without prejudice as aforesaid, that the customer shall not be liable to pay any charges for gas supplied which are paid by his successor, or another person, owning or in occupation of the premises;

(d) whether or not the contract is for a specified period, but except in such cases or classes of cases as may be approved by the Director, if the contract provides that the charges or other terms are capable of variation at the discretion of the licensee, it provides that where the charges are raised, or other terms varied to the significant disadvantage of the customer -

(i) the licensee shall take reasonable steps to give, no later than 10 days after the variation coming into effect in his case, that customer a notice giving details of the variation in question and of the customer's right to terminate the contract:

(ii) the customer may, within 14 days of receiving the notice, give 21 days' notice terminating the contract, and

(iii) if the customer does so, the change shall not be effective for the interim period, and

(e) whether or not the contract is for a specified period, it provides that it shall terminate upon a direction given to a gas supplier other than the licensee, in pursuance of standard condition 5 of that supplier's licence, coming into effect in relation to the premises in question.

(2) Nothing in this condition shall be construed as preventing the licensee from entering into a contract which contains provisions for its termination which are additional to, and do not derogate from, those required by paragraph (1).

(3) In relation to a contract which is not only in respect of the supply of gas but also in respect of the provision of other goods or services relating to the supply or use of gas -

(a) excluding the provision of a meter, of any device or facilities designated by the Director for the purposes hereof as serving the like purposes as a pre-payment meter or of pre-payment facilities and excluding any related services or services in respect of the reading of a meter, and

(b) including, in particular, the provision of a service pipe or the provision of goods or services designed or calculated to promote the efficient use of energy,

paragraph (1) shall apply as if any reference therein to a right to terminate the contract were a reference to a right -

(i) to terminate the contract only to the extent to which it is not in respect of the sale of such other goods, and

(ii) which is only exercisable if the customer satisfies the licensee, by giving such security as the licensee may reasonably require or otherwise, that he will comply with the terms of the contract to the extent to which it is in respect of the sale of such other goods and as if sub-paragraphs (c)(ii) and (e) thereof related to the contract only to the extent to which the contract is not in respect of the sale of such other goods.

(4) The terms contained in the licensee's scheme under paragraph
8 of Schedule 2B to the Act, so far as they relate to the termination of a deemed contract -

(a) shall make the like provision as is required in the case of a contract by paragraphs (i)(c) and (e) (subject to the omission from sub-paragraph (1) (c) (ii) of the words "and if it is not agreed between the licensee, the customer and some other person that the contract should continue to have effect with the substitution of that other person for the customer as a party thereto"), and

(b) shall provide that where the customer intends to be supplied with gas at the premises in pursuance of a contract with the licensee, or in pursuance of a request made of another gas supplier, the deemed contract does not (except in the circumstances mentioned in paragraph (1)(e)) terminate but continues to have effect until the time when the licensee or, as the case may be, the other gas supplier begins to supply gas as aforesaid, at which time the deemed contract ceases to have effect, but nothing in this paragraph shall be construed as preventing the inclusion of terms providing for the termination of a deemed contract which are additional to, and do not derogate from, those required hereby, without prejudice, however, to paragraph (5) where that paragraph applies.

(5) Notwithstanding anything in this condition, the terms contained in the licensee's scheme under paragraph 8 of Schedule 2B to the Act, in its application where gas is supplied in pursuance of directions given under standard condition 5, may provide that, so long as those directions have effect, the customer may not terminate his deemed contract except -

(a) with the agreement of the licensee;

(b) on taking a supply of gas at the premises in question from another gas supplier, or

(c) on ceasing to take a supply of gas at the premises.

(6) The licensee may not require a termination fee as mentioned in paragraph (1)(a) if the specified period exceeds 12 months but the contract does not include, or was not accompanied by, a notice prominently displayed, designed to draw the customer's attention to the right to give notice of termination within 7 days of the contract being executed, without payment of such a termination fee.

(7) Paragraph (8) shall apply where, having regard to any representations made to him, it appears to the Director that the requirements of paragraph (1) (a) are -

(a) unduly onerous for gas suppliers, or

(b) unduly restrictive as respects the choice of termination provisions which may be offered to potential customers,

in relation to any particular class or description of cases where the specified period, whether or not followed by an indefinite period, does not exceed 12 months.

(8) Where this paragraph applies and after consulting the Gas Consumers' Council and such other persons as he considers appropriate, the Director may, but not before 1st January 1998, by such a notice as is mentioned in paragraph (9), modify paragraph (1)(a) so as to secure that, in relation to that class or description of cases, it provides that the licensee shall not enter into a contract for the supply of gas to any domestic customer at any premises unless it provides either that the customer may terminate it as there mentioned or that the customer may terminate it (without paying any termination fee) on giving, within 7 days of the date on which the contract was executed, 28 days notice of termination, or such lesser period of notice as the licensee may accept.

(9) The notice referred to in paragraph (8) is one which -

(a) is given and published by the Director for the purposes of this condition generally, and

(b) specifies the modifications and the date on which they are to take effect.

Condition 12: Adjustment of charges where meter has registered erroneously

(1) Where paragraph 4 of Schedule 2B to the Act applies (that is to say, where a consumer is supplied with gas through a meter at a rate not exceeding, subject to section 8A of the Act, 75,000 therms a year), this condition shall apply if the meter is examined and found to register erroneously as mentioned in sub-paragraph (3) of that paragraph.

(2) Where the error found is one of over registration, the charges made by the licensee in respect of gas supplied through the meter before it was found to register erroneously shall be adjusted by reference to the extent to which the meter is deemed by the said sub-paragraph (3) to have registered erroneously; and, accordingly, allowance shall be made to the customer by the licensee.

(3) Where the error found is one of under registration, the licensee shall not surcharge the customer in respect of gas supplied through the meter before it was found to register erroneously otherwise than by reference to the extent to which the meter is deemed by the said sub-paragraph (3) to have registered erroneously.

Condition 13:  Undue discrimination and undue preference


( 1 ) Subject to paragraphs ( 2 ), (3), ( 7 ) and (9) to ( 14 ), if the licensee, taken with its related persons operating in the same market, is in a dominant position in a market for the supply of gas to customers at premises, then the licensee, in the terms on which it supplies or offers to supply gas to customers in that market -

(a) shall not show undue preference to any person or class of persons, and

(b) shall not exercise any undue discrimination against any person or class of persons,

and shall not set charges for the supply of gas to customers at premises -

(c) in any market or markets in which it has a dominant position, which are unduly onerous, or

(d) in any market or markets, which are predatory.

(2) Paragraph (1) shall not prevent the licensee from supplying or offering to supply gas to all of, or any class of, the customers in an area on terms which are reasonably necessary to meet established competition in relation to such customers, provided that the licensee -

(a) does not set terms in respect of the customers in question which:

(i) are predatory, or

(ii) show undue preference or unduly discriminate as between any such customers, and

(b) does not set terms in respect of the supply of gas at premises to consumers of any other class, or in any other area, in relation to whom the licensee has a dominant position, which are unduly onerous.

(3) For the purposes of paragraphs (1) and (2) -

(a) terms shall be taken to be predatory if, but only if -

(i) charges in accordance with those terms would not cover such avoidable costs as they ought reasonably to cover, and

(ii) the terms are made available for the purposes of, or are likely to have the effect of, unfairly excluding or limiting competition between the licensee and one or more other gas suppliers;

(b) terms in respect of consumers shall be taken to be unduly onerous if the revenue from the supply of those consumers on those terms -

(i) significantly exceeds costs in respect of that supply, and

(ii) exceeds such costs by significantly more than in the case of the supply of the generality of customers supplied with gas at premises by the licensee save for those in any market which is by virtue of paragraph (8) considered to be a separate market, but, unless the converse is manifestly the case, terms shall not be taken to be unduly onerous if other gas suppliers licensed to supply gas to customers at the premises in question are only willing to do so on more onerous terms, having regard to the costs of market entry they have incurred or would thereby incur.

(4) In determining which customers constitute a class for the purposes of paragraph (2), due regard shall be had to all the circumstances of supply (including, in particular, volumes, load factors, conditions of interruptibility, location of premises being supplied, date, duration and terms of agreement).

(5) Any question arising -

(a) under paragraph (1), as to whether the licensee, taken with its related persons operating in the same market, is in a dominant position in a market;

(b) under paragraph (2)(b) as to whether the licensee is in a dominant position in relation to consumers of any class other than that first mentioned in paragraph (2) or in any area other than that so mentioned, or

(c) under paragraph (3)(a)(i), as to which avoidable costs ought reasonably to be covered by charges,

shall be determined by the Director, after considering any representations made to him.

(6) In the preceding paragraphs -

"area" means the whole of Great Britain or, in relation to the application of this condition to the supply of gas to domestic customers, either the whole of Great Britain or an area forming a part of Great Britain and containing no less than 100,000 premises at which gas is supplied to such customers;

"avoidable costs" means those costs which would not be incurred by the licensee if it did not supply the customers in question, including such costs arising in the future calculated having due regard to the timing thereof;

"terms" means all the terms on which a supply of gas is provided or offered, whether as respects charges, methods of payment or otherwise.

(7) Nothing in this condition shall apply to the supply of gas under a deemed contract.

(8) For the purpose of this condition, any market for the supply of gas to domestic customers shall be considered to be a separate market from any market for the supply of gas to non-domestic customers.

(9) This condition shall not apply to a pricing policy of the licensee if such policy is treated by paragraph (10) as being in the public interest.

(10) A pricing policy shall be treated as being in the public interest if -

(a) the licensee delivers to the Director a written request
("public interest request") made in accordance with paragraph
(11) in relation thereto and the Director agrees in writing to that request; or

(b) the application of this condition to the pricing policy has been terminated by paragraph (12) or (13) by virtue of a notice given for the purposes thereof by the licensee.

(11) Any public interest request shall be in writing and be addressed to the Director and it shall contain a statement of the licensee's pricing policy and state the date ("disapplication date") from which the licensee wishes the Director to agree that this condition shall cease to have effect in relation to the pricing policy, but the disapplication date therein stated shall not be before whichever is the later of 1st April 1999 and any date which is less than 9 months after the date upon which the public interest request is delivered to the Director.

(12) If the Director has not made a reference to the Monopolies Commission under section 24(1) of the Act relating to the pricing policy specified in the public interest request before the beginning of the period of 6 months which will end with the disapplication date, the licensee may by written notice given to the Director claim that the application of this condition to the pricing policy should terminate with effect from the disapplication date or such later date as is specified in the notice, not being more than 3 months after the date thereof; and where such a notice is given this condition shall cease to apply as claimed in the notice.

(13) If the Monopolies Commission makes a report, on a reference made by the Director relating to the pricing policy specified in the public interest request, after the request and such report does not include a conclusion that the licensee's pricing policy operates, or may be expected to operate, against the public interest the licensee may within 30 days after the receipt of the report by the Director give him written notice claiming that the application of this condition to the pricing policy should terminate with effect from the disapplication date or such later date as is specified in the notice, not being more than 3 months after the date thereof; and where such a notice is given this condition shall cease to apply as claimed in the notice.

(14) In this condition, "pricing policy" means the principles governing the licensee's terms of supply to all domestic customers in such an area, within the meaning of paragraph (6), as may be specified by the licensee in its public interest request.

Condition 14: Terms for supply of gas incompatible with standard conditions

(1) The licensee shall not enter into any arrangements for the supply of gas to premises on terms which are incompatible with its obligations under any of these standard conditions.

(2) The licensee shall not enforce or take advantage of any term of a contract or deemed contract for the supply of gas if -

(a) the inclusion of that term was incompatible with its obligations under any of these standard conditions, or

(b) the enforcement or the taking advantage of that term would be so incompatible.

(3) The licensee shall not take advantage of the omission of any term from a contract or deemed contract for the supply of gas if that term was required to be included in the contract or deemed contract in question by reason of these standard conditions.

PART III

SOCIAL OBLIGATIONS

Condition 15:  Arrangements in respect of social obligations

(1)  The licensee shall, if licensed to supply domestic customers
-

(a) unless it has done so before being so licensed, on first being so licensed, submit to the Director a statement of its proposed arrangements for the purposes of satisfying standard conditions 16 to 19;

(b) where before the expiry of 30 days after submitting such a statement or, if later, of the licensee first being so licensed, the Director notifies the licensee that, in his opinion, the proposed arrangements are not sufficient for the purposes of satisfying the said standard conditions, forthwith make such changes in the arrangements as are requisite for those purposes and are specified in directions given by the Director, and

(c) on the expiry of the said period of 30 days or, if earlier, on being notified by the Director that he does not intend to give directions under sub-paragraph (b), make such arrangements in the terms originally proposed or, as the case may be, in those terms as changed in pursuance of directions given by the Director.

(2) In the case of an extension of this licence, the licensee shall ensure that the arrangements remain sufficient for the purposes of satisfying standard conditions 16 to 19 and shall make, subject to paragraph (3), any necessary changes.

(3) Except in the case of changes reasonably consequential upon an extension or a restriction of this licence which are made with effect from the effective date of the extension or restriction, the licensee shall not make any material change in the arrangements except with the approval of the Director.

(4) The arrangements made in pursuance of paragraph (1) (in the standard conditions there mentioned referred to as ''the arrangements") shall be set out in one or more documents
(together with any other arrangements which the licensee considers it appropriate to set out therein) and the licensee shall, in respect of each such document or revision thereof -

(a) take such steps as reasonably appear to it appropriate to draw its existence and the matters which it covers to the attention of persons who appear to it to have a reasonable interest therein;

(b) on the request of any person, make a copy available to him free of charge, and

(c) send a copy to the Gas Consumers' Council.

(5) The licensee shall use its best endeavours to ensure, so far as is reasonably practicable, that it conducts itself towards its domestic customers (whether supplied with gas in pursuance of a contract or a deemed contract) in conformity with the said arrangements.

Condition 16: Advice on efficient use of gas

The arrangements shall provide for the provision, at the request of any of the licensee's domestic customers, of advice on the efficient use of gas given or prepared by a suitably qualified person and, in particular, advice as respects -

(a) the restriction of heat losses from existing buildings;

(b) the selection of gas heating systems or controls for such systems for use in either existing or new buildings;

(c) the operation of gas heating systems in either existing or new buildings which is best calculated to make an efficient use of gas;

(d) the efficient use of gas supplied to a domestic customer but used for the purposes of trade or business;

(e) organisations which may provide further advice, training or other services in connection with the efficient use of gas, and

(f) sources of possible financial assistance in meeting the cost of works calculated to improve the efficient use of gas in existing dwellings.

Condition 17: Services for pensioners or disabled or chronically sick persons

(1) The arrangements shall provide, in relation to any domestic customer of the licensee who is of pensionable age ("a pensioner"), or is a disabled or chronically sick person, on request and without charge -

(a) except in the case of a customer living with another person who is neither a pensioner nor a disabled or chronically sick person nor under 18 years of age, for the examination by a person possessing appropriate expertise at intervals of not less than 12 months of the safety of gas appliances and other gas fittings on the customer's side of the meter at his premises, other than a fitting for the annual inspection of which a landlord of the customer is responsible in pursuance of regulations made under the Health and Safety at Work etc. Act 1974;

(b) so far as is reasonably practicable and appropriate -

(i) for the provision of special controls or adaptors, from a range of such controls or adaptors, for prepayment meters owned by the licensee or the relevant transporter and for gas appliances,

(ii) for the repositioning, to meet the needs of the customer, occasioned by his physical condition arising from his age, disability or chronic sickness, of any gas meter owned by the licensee, and

(iii) for the transmission through the relevant shipper to the relevant transporter of any request by the customer for the relevant transporter to reposition any gas meter it owns to meet such needs (and for the relevant shipper being reimbursed by the licensee any payments made by it in respect of any reasonable expenses incurred by the relevant transporter in complying with the request);

(c) for affording to the customer special means by which he may confirm the identity or authority of one of the licensee's officers (within the meaning of section 48(1) of the Act) authorised for the purposes of any provision of Schedule 2B to the Act;

(d) for the provision of advice, given or prepared by a person possessing appropriate expertise, relating to the use of gas, gas appliances and other gas fittings;

(e) for bills in respect of the supply of gas to the customer to be sent to a person who, for the time being, is nominated by him and is willing to be sent such bills, without prejudice, however, to the right of the licensee to send them to the customer as well where that appears appropriate to the licensee, and

(f) where neither the customer nor any person living with him is able to read the gas meter and it is ordinarily read in accordance with arrangements made by the licensee, for the meter to be read once in each quarter and, without prejudice to standard condition 26(2), for the customer to be told what those readings are.

(2) The arrangements shall provide -

(a) for the keeping by the licensee of a list of its domestic customers who are pensioners or disabled or chronically sick persons and who request to be included in the list:

(b) for the list to contain appropriate information provided by the customer which facilitates the identification of his special needs;

(c) for notifying its domestic customers once each year that that list is kept and how those who are pensioners or disabled or chronically sick persons may apply for inclusion therein, and

(d) for the licensee to secure that the relevant transporter is provided with the information in the list in an appropriate form and at appropriate intervals.

Condition 18: Facilities for blind and deaf persons

The arrangements shall provide for the provision, on request and free of charge, in relation to the licensee's domestic customers who, to the knowledge or reasonable belief of the licensee -

(a) are blind or partially sighted, by telephone or other appropriate means -

(i) of the meter readings and charges in respect of the supply of gas as set out in any bill, and

(ii) of the arrangements for making enquiries or complaints about bills or the services provided by the licensee,

(b) are deaf or partially hearing, of facilities to assist them
(if they have the equipment enabling them to take advantage thereof) when making enquiries or complaints about bills or the services provided by the licensee.

Condition 19:  Steps to be taken where charges for gas are unpaid

(1) The arrangements shall, in relation to any of the licensee's domestic customers who, through misfortune or inability to budget to meet bills for gas supplied on credit terms, incurs obligations to pay for gas so supplied for use for domestic purposes which he finds difficulty in discharging, provide for -

(a) distinguishing, so far as is reasonably practicable, such a customer from others in default;

(b) providing general information as to how such a customer might reduce his charges in the future by the more efficient use of gas;

(c) in relation to a domestic customer in whose case facilities have been made available for sums to be deducted from any social security benefit payable to him (on account of his liability to pay charges for gas supplied to him by the licensee), for the acceptance of such sums in discharge of any such liability;

(d) offering an arrangement for the customer to discharge his debt by instalments, and making such instalment arrangements taking into account information available to the licensee as to the customer's ability to pay (including any such information made available by other persons or organisations ), and

(e) offering a prepayment meter where such a meter is safe and practical, including a prepayment meter calibrated so as to recover any debts in addition to the charges for gas as it is used, taking into account information available to the licensee as to the customer's ability to pay (including any such information made available by other persons or organisations).

(2) In the case of a domestic customer to whom paragraph (1) applies, the licensee shall not cut off the supply of gas at such a customer's premises for non-payment of charges otherwise than following compliance by the licensee with the arrangements mentioned in that paragraph.

(3) Paragraph (1)(e) shall have effect as if the references therein to a prepayment meter included references to any device or facilities, serving the like purposes as a prepayment meter, which are designated for the purposes hereof by the Director and shall have effect as respects such a device or facilities with such modifications (if any) as, having regard to their nature, are necessary and are so designated.

Condition 20: Pensioners not to have supply of gas cut off in winter

(1) This condition shall apply in the case of any of the licensee's domestic customers who, to the knowledge or reasonable belief of the licensee -

(a) is of pensionable age and lives alone or with other persons all of whom are also of pensionable age or under 18 years of age;

(b) is supplied with gas which is used for domestic purposes, and

(c) is in default of his obligation to pay for gas so supplied through misfortune or inability to budget to meet bills for gas supplied on credit terms.

(2) Notwithstanding that sub-paragraph (3) of paragraph 7 of
Schedule 2B to the Act (including that sub-paragraph as extended by sub-paragraph (4) thereof) applies by virtue of sub-paragraph
(1) of the said paragraph 7, the licensee shall not thereunder cut off the supply of gas to such a customer's premises during any winter period, that is to say, a period beginning with 1st October in any year and ending with 31st March in the next following year.

Condition 21:  Record of and report on performance

(1) The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 16 to 19 and compliance with standard conditions 19(2) and 20 and, if the Director so directs in writing, of its operation of standard conditions 19(2) and 20 in particular cases specified, or of a description specified, by him. The licensee shall also keep a statistical record of its performance in relation to the provision of gas supply services to domestic customers and potential domestic customers, including services related to -

(a) the giving of, and the continuation of the giving of, supplies of gas;

(b) the ascertainment of amounts of gas supplied and the recovery of gas charges, and

(c) the making of visits to customers' premises and the response made to enquiries.

(2) As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Director and to the Gas consumers' Council a report dealing with the matters mentioned in paragraph (1) in relation to that year and shall -

(a) publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it, and

(b) send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs
(a) and (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

(3) The report shall be presented, so far as is reasonably practicable, in a standard format designated by the Director for the purposes of this standard condition generally.

PART IV

MISCELLANEOUS

Condition 22:  Supply and connection of gas meters

(1) The licensee shall, if so requested by one of its domestic customers or a person who has agreed to become such a customer, arrange for the provision to that customer of a meter owned by it or the relevant transporter which is of an appropriate type for registering the quantity of gas supplied to him by -

(a) arranging with the relevant transporter for the meter owned by it and installed in the premises to remain in place;.

(b) arranging with the owner of the meter installed in the premises to purchase or otherwise acquire that meter and for it to remain in place;

(c) arranging for the installation of a meter where there is no meter in place, or the meter in place is inappropriate or cannot be purchased or acquired on reasonable terms, or

(d) making such other arrangements for the provision of a meter as may be agreed between the licensee and the customer.

(2) Where the licensee is obliged under paragraph (1) to arrange for the provision of a meter to a customer, it shall not require, as a condition of making such an arrangement as is mentioned in subparagraph (1)(a), (b) or (c), that the customer takes the meter otherwise than on hire or loan.

(3) Where a customer of the licensee hands over to it a meter which is owned by the relevant transporter, the licensee shall so inform that transporter, through the relevant shipper, and hold the meter to the transporter's order for a period of one month in the condition in which it was received and with the index unaltered.

(4) Where a domestic customer terminates a contract or deemed contract with the licensee for the supply of gas, the licensee shall not -

(a) exercise any right to recover any meter owned by the licensee at, or by reason of, the termination of such contract, or

(b) authorise any of its officers to enter the customer's premises for the purpose of removing any such meter (whether under paragraph 26 of Schedule 2B to the Act or otherwise),

if another supplier undertakes prior to the date of such termination to make an arrangement with the licensee of the type contemplated in paragraph (1)(b) on terms that the licensee receives such compensation (if any) as may be appropriate having regard to the value of the meter.

(5) Where -

(a) in pursuance of arrangements made by the licensee, any meter is connected with a service pipe through which gas is conveyed to premises in relation to which the licensee is, or is about to become, a relevant supplier and the person making the connection is not an approved person, or

(b) the licensee receives -

(i) such a notice of a proposed connection as is mentioned in sub-paragraph (1) of paragraph 12 of Schedule 2B to the Act, whether or not it is followed by such information as is mentioned in sub-paragraph (3) of that paragraph, or

(ii) a copy of such a notice or of any such information which has been received by the relevant transporter, and it is not stated in the notice or information that the connection will be, or has been, made by an approved person.

the licensee shall use its reasonable endeavours to secure that, within the required period mentioned in paragraph (6)(b), an approved person inspects the connection and, if he finds it unsatisfactory, carries out any appropriate remedial work.

(6) For the purposes of paragraph ( 5 ) -

(a) "approved person" means -

(i) a person approved by the Director as possessing expertise satisfactorily to connect a meter and so ensure that the gas supplied through it is duly registered ("the requisite expertise") or a person of a class or description of persons so approved;

(ii) an undertaking approved by the Director as having staff possessing the requisite expertise, or

(iii) without prejudice as aforesaid, until the expiry of the period of 9 months beginning with the appointed day, an officer of the relevant transporter possessing the requisite expertise or the relevant transporter, and, for the purposes of this definition, "approved by the Director" means approved by him for the purposes of this condition generally and "staff" includes officers, servants and agents, and

(b) the reference to the required period is a reference -

(i) in relation to premises of a domestic customer, the period of 90 days, and

(ii) in relation to premises of a non-domestic customer, the period of 30 days,

beginning with the day following that on which the connection was made as mentioned in paragraph (5)(a) or, as the case may be, with the day following that specified in the notice or information (or copy thereof) mentioned in paragraph (5)(b) as that on which the connection would be, or was, made.

Condition 23:  Inspection and testing of meters

(1) The licensee shall use all reasonable endeavours (including, in particular, the seeking of a warrant under the Rights of Entry (Gas and Electricity Boards) Act 1954(f) where it is necessary to do so) to ensure that at intervals of not more than 2 years
(which shall be deemed to expire on a date specified in a notice given by the relevant transporter which has been transmitted to the licensee by the relevant shipper, no less than 4 months in advance, in any case where a gas supplier has supplied premises for less than 2 years) an inspection of the meter and associated installation shall take place in accordance with paragraph (2).

(2) An inspection under paragraph (1) shall be carried out by a person possessing appropriate expertise and shall include the following tasks -

(a) reading the meter;

(b) inspecting the meter and associated installation for evidence of tampering;

(c) inspecting the meter and that installation for any evidence that the meter has not continuously been in position for the purpose of registering the quantity of gas supplied;

(d) arranging for information in respect of any gas leakage identified in the vicinity of the meter to be passed on in accordance with paragraph 20(5) of Schedule 2B to the Act as if the licensee had been informed thereof:

(e) inspecting the meter for any evidence of deterioration which might affect its due functioning or safety, and

(f) where necessary and subject to the consent of the owner of the meter, changing any batteries in the meter.

(3) Nothing in paragraph (2)(a) to (e) shall require the disassembling of any part of the meter.

(4) Where, in compliance with paragraphs (3) to (6) of standard condition 8, the licensee has agreed (and has not withdrawn its agreement in pursuance of paragraph (7) of that condition) that a named person chosen by the customer (" the agent") should carry out such an inspection as is referred to in paragraph (2), has been informed that the agent has carried out the inspection, and has received a report from the agent in respect of the casks mentioned in paragraph (2), both in respect of what was done and what was found, then, subject to paragraph (5), that shall be a sufficient compliance with paragraph (1).

(5) Where the licensee has so agreed, (and has not so withdrawn its agreement) that, of itself, shall not constitute a sufficient compliance with paragraph (1) if -

(a) the licensee has not been informed that the inspection has been carried out by the time by which it fell to be carried out or, where the licensee has expressly requested the agent to carry it out, within 28 days of that request;

(b) the licensee has not received from the agent such a report as is mentioned in paragraph (4) within a reasonable time after the inspection was carried out or, where the licensee has made such an express request as is mentioned in sub-paragraph (a), within 35 days of that request, or

(c) the licensee has reason to doubt the accuracy either of any information it has received that the inspection has been carried out or of any such report as is mentioned in paragraph (4),

but in any such circumstances paragraph (1) shall have effect as if the interval there mentioned expired 2 months later than the date on which it in fact expired (or was deemed thereby to have expired) and, accordingly, it shall be a sufficient compliance with paragraph (1) if, before the expiry of the extended interval, either the relevant circumstances are remedied or the licensee ensures that the requisite inspection takes place in accordance with paragraph (2).

(6) The licensee shall comply with a request made by any of its customers for the removal of the meter by which the quantity of gas supplied to that customer is registered for the purpose of its being examined by a meter examiner in accordance with section 17 of the Act.

(7) Where, for a continuous period beginning with the appointed day, the relevant transporter does not record separately -

(a) inspections of meters and associated installations in accordance with paragraph (2), and

(b) meter readings made by authorised officers of the licensee,

then, without prejudice to its duty under paragraph (1), if that transporter has secured that the licensee be so informed, it shall, for that period, ensure that such an inspection of a meter and associated installation takes place on each occasion on which the meter is read by one of its authorised officers.

Condition 24:  Arrangements in respect of powers of entry

(1) The licensee shall, if licensed to supply domestic customers
-

(a) unless it has done so before being so licensed, on first being so licensed, submit to the Director a statement of its proposed arrangements in respect of the steps mentioned in standard condition 25(1);

(b) where before the expiry of 30 days after submitting such a statement or if later, of the licensee first being so licensed, the Director notifies the licensee that, in his opinion, the proposed arrangements are not sufficient for the purposes of satisfying that standard condition, forthwith make such changes in the arrangements as are requisite for those purposes and are specified in directions given by the Director, and

(c) on the expiry of the said period of 30 days or, if earlier on being notified by the Director that he does not intend to give directions under sub-paragraph (b), make such arrangements in the term originally proposed or, as the case may be, in those terms as changed in pursuance of directions given by the Director.

(2) In the case of an extension of this licence, the licensee shall ensure that the arrangements remain sufficient for the purposes of satisfying standard condition 25, and shall make, subject to paragraph (3), any necessary changes.

(3) Except in the case of changes reasonably consequential upon an extension or a restriction of this licence which are made with effect from the effective date of the extension or restriction, the licensee shall not make any material change in the arrangements except with the approval of the Director.

(4) The licensee shall use its best endeavours to ensure, so far as is reasonably practicable, that it conducts itself in conformity with the arrangements towards its customers who are either -

(a)  domestic customers, or

(b) non-domestic customers who, to its knowledge or reasonable belief, use the gas supplied to them for domestic purposes.

(5) Where the licensee has not made arrangements in pursuance of paragraph (1), it shall, as respects such of its non-domestic customers as are mentioned in paragraph (4)(b), take all such steps as are mentioned in standard condition 25(1) as are applicable.

Condition 25:  Authorisation of officers

(1) The arrangements referred to in standard condition 24 shall provide for the taking of all reasonable steps -

(a) for the purpose of securing compliance with paragraph 28(1) of Schedule 2B to the Act;

(b) for the purpose of securing that any officer authorised for the purpose of any provision or Schedule 2B to the Act possesses appropriate expertise to perform the particular tasks that he will be required to undertake under the provision in question;

(c) for securing that a member of the public may readily confirm the identity or authority of an officer so authorised;

(d) for securing that identity cards, uniforms, liveried vehicle and other things carried, worn or used by an officer 80 authorised which confirm or suggest that he may be such an officer are not misused, and

(e) for accusing that all officers authorised by the licensee comply with the provisions of the Right of Entry (Gas and Electricity Boards) Act 1954.

(2) If, in respect of any premises any officer authorised for the purpose of any provision of Schedule 28 to the Act is an officer or servant of an agent of the licensee, or if the licensee is notified by the relevant transporters or shipper that any officer so authorised by that transporter or shipper is an officer or servant of an agent thereof, the licensee shall take reasonable steps to inform and keep informed each of its customers in respect of those premises, naming the agent in question, and shall give that information in a verifiable and authoritative manner.

(3) It shall be a sufficient compliance with paragraph (2) for the information to be given on or with a bill in respect of the supply of gas to the premises in question which is rendered within 4 months of the appointment of an agent being made or varied by the licensee or, as the case may be, within 4 months of the licensee being notified of such as: appointment or variation by the relevant transporter or shipper.

Condition 26:  Information to be given to customers etc.

(1) The licensee shall keep each of its customers informed -

(a) that an escape, or suspected escape, of gas should be reported immediately, and

(b)  of a telephone number which should be used for that purpose.

(2) The licensee shall keep each of its customers informed as to the quantity or amount of gas shown in its records -

(a) as having been registered by the meter through which the customer is supplied with gas, or

(b) as having been estimated to have been supplied to the customer where a bill based on such an estimate has been rendered to him.

(3) The licensee shall keep each of its customers informed of the name and address of the relevant transporter and, if that transporter has assigned reference numbers or codes for identifying particular points at which gas conveyed to premises is metered and the relevant shipper has informed the licensee of the number or code in relation to a point where the licensee is (or is about to be) a relevant supplier in relation to the premises, the licensee shall inform the customer concerned of the number or code.

(4) The licensee shall keep each of its domestic customers informed -

(a) that the Gas Consumers' Council can provide assistance in resolving complaints which the licensee has not resolved to the customer's satisfaction, and

(b) how the relevant office of the Gas Consumers' Council can be contacted,

by giving that information on, or with, each bill rendered in respect of the supply of gas to such customers.

(5) It shall be a sufficient compliance with paragraph (1), (2) or (3) if the information required by the paragraph in question is given on or with each bill which is rendered in respect of the supply of gas to a customer.

(6) The licensee shall inform the customer of the most recent meter reading or of the telephone number referred to in paragraph
(1)(b) if so requested.

(7) Where a bill rendered in respect of the supply of gas to a customer is expressed in terms of the amount of gas supplied, the licensee shall inform the customer in writing -

(a) of the basis on which that amount is calculated from the quantity of gas supplied, and

(b) if in making that calculation adjustments are made in respect of a temperature and pressure conversion factor within the meaning of regulations from time to time in force under section 12 of the Act, particulars of any such adjustments,

by giving such information on or with each such bill.

(8) Where a domestic customer takes a supply of gas at any premises through a pre-payment meter, the licensee shall keep the occupier of those premises informed that, if there is a loss of supply of gas which he believes may result from difficulties in operating, the malfunctioning of, or a defect in, the meter and there is no escape, or suspected escape, of gas -

(a) he should notify a person whose name and address is given, and

(b) he may, for that purpose, use a telephone number which is given.

(9) Paragraph (10) shall have effect if, and only if, for the purposes of this condition generally, the Director

(a) has designated a code of good practice for undertakings
(including gas suppliers, gas shippers and public gas transporters) the business of which includes the reading of gas meters and for persons engaged in reading gas meters ("the code"), and

(b) has directed that the said paragraph should have effect.

(10) The licensee shall, at the request of any person inform him
-

(a) whether it has notified the Director that it intends to comply with the code and to require any undertaking which acts as its agent in connection with the reading of gas meters ("a relevant undertaking") so to comply;

(b) if it has so notified the Director and he has made any comments in respect of the licensee's, or a relevant undertaking's, compliance with the code, of the nature of those comments;

(c) whether all its officers engaged in the reading of gas meters at its customers' premises (other than those who are officers or servants of a relevant undertaking) are instructed to comply with the code, and

(d) whether it has required any relevant undertaking to so instruct all the officers and servants of the undertaking so engaged.

Condition 27:  Exercise of powers of entry

(1) As respects the powers of entry conferred on its authorised officers by Schedule 2B to the Act, the licensee shall use its reasonable endeavours to avoid undue disturbance to owners or occupiers of premises as a result of visits being made to their premises by authorised officer of different licence holders exercising powers of entry for like purposes.

(2) Subject to paragraph (3), in relation to the premises of a domestic customer, the licensee shall not, in connection with the supply of gas to the premises, by contract acquire for any of its officers powers of entry enjoyed by the authorised officers under
Schedule 2B to the Act or act in any manner calculated to suggest that any of its officers have such powers.

(3)  Paragraph (2) shall not apply -

(a) in the case of a contract which relates exclusively, or to the extent to which it relates, to the provision of a gas meter or other gas fitting of which the licensee remains the owner, or

(b) so far as the Director so consents in cases, or descriptions of cases, specified by him.

(4) Any question arising under paragraph (2) as to whether a power of entry is in connection with the supply of gas shall be determined by the Director.

Condition 28: Exchange of information between licenses and relevant transporter or shipper

(1) Subject to paragraphs (3) to (5), the licensee shall provide information reasonably requested by a relevant transporter either
-

(a) for the purpose of enabling the transporter to fulfil its licence obligations to draw up plans for the safe operation, development or maintenance of its pipe-line system, or

(b) for the purpose of preventing or detecting the taking of a supply of gas where -

(i) paragraph ( 1 ) of condition 24 of the Standard Conditions of
Public Gas Transporters' Licences (gas illegally taken), as incorporated in the transporter's licence, would apply or applies, or

(ii) paragraph (4) of that condition would apply or applies by virtue of paragraph (3) thereof.

(2) 	Subject to paragraphs (3) and (4), the licenses shall also
notify the relevant transporter, in such form and manner as it may reasonably require, of the particulars (including, so far as is reasonably practicable, a reasonable estimate of the volume or, failing that, of the amount of gas taken) of any case of which the licensee has become aware of the actual or suspected taking of a supply of gas as mentioned in paragraph (1) (b) where the gas had been conveyed to premises to which the licensee supplies gas or was in the course of being so conveyed through a service pipe by which any such premises are connected to a relevant main.

(3) The licensee shall be entitled to refuse to provide an item of information on the grounds that its disclosure would seriously and prejudicially affect the commercial interests of the licensee unless and until the Director, by notice in writing given to the licensee, directs it to provide that item of information on the ground that the provision thereof is necessary for any of the purposes mentioned in paragraph (1).

(4) This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or to give in evidence in civil proceeding before the court.

(5) Paragraph (1) (a) shall not apply in respect of any public gas transporter which has not established, whether in pursuance of a licence condition or otherwise, effective arrangements designed to secure that information provided in pursuance thereof is not communicated, directly or indirectly, to another gas supplier or any gas shipper.

(6) Where the licensee receives, in connection with a proposed connection or disconnection of a meter, such a notice as is mentioned in sub-paragraph (1) of paragraph 12 of Schedule 2B to the Act or receives information in pursuance of sub-paragraph (3) of that paragraph, it shall promptly give the relevant shipper a copy thereof and furnish it with any further information relating to the meter which is requested by that shipper and which the licensee either has or may readily obtain.

(7) Where the licensee intends to connect, or has connected any meter with a service pipe through which gas is conveyed to any premises by a public gas transporter or intends to disconnect, or has disconnected any meter from any such pipe, it shall give to the relevant shipper the like notice and information as would, by paragraph 12 of Schedule 2B to the Act, have been required to be given to the licensee or the relevant transporter had the connection or disconnection been by a person other than the licensee, and the licensee shall give such notice and information at the like times.

(8) The licensee shall promptly furnish the relevant shipper with such information as it may from time to time obtain as to the quantities or amounts of gas conveyed to premises to which it supplies gas.

(9) The licensee shall promptly furnish the relevant shipper, for transmission to the relevant transporter, with particulars of each inspection of a gas meter in pursuance of standard condition 23, including the date on which the inspection was carried out, the reading of the register of the meter and what, if anything, was found.

(10) Where, in pursuance of a request for the purposes of paragraph (3) of condition 17 of the standard Conditions of Public Gas Transporters' Licences, as incorporated in a public gas transporter's licence, that transporter has, by virtue of sub-paragraph (b) or (c) of that paragraph, furnished the licensee with a copy of a part of, or information contained in, the record of meter point numbers kept by the transporter in pursuance of the said condition 17, the licensee shall restrict the use or disclosure it makes of the copy or information furnished in such manner, and to such extent, as may be designated for the purposes of this condition generally by the Director so, however, that such designation may make different provision in relation to copies of part of the record or information furnished by different public gas transporters.

Condition 29:  Provision of information to Gas Consumers' Council

(1) The licensee shall, within 3 months after becoming authorised by its licence to supply gas to domestic customers, give to the Gas Consumers' Council details of its arrangement for liaising with the Council in relation to the handling of cases in which the Council is exercising the functions assigned to it by section 32 of the Act and shall give the Council details of any significant change in any such arrangements, not later than the time of the implementation of the change.

(2) The licensee shall furnish to the Gas Consumers' Council, at such times as the Council may reasonably require, such information on matters which are the subject of a representation to it or are referred to it by the Director under section 32(3) of the Act as the Council may reasonably request for the purposes of exercising the functions assigned to it by section 32 of the Act.

(3) This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before the court.

Condition 30:  Provision of information to the Director

(1) Subject to paragraphs (2) and (3), the licensee shall furnish to the Director, in such manner and at such manner as the Director may reasonably require, such information as he may reasonably require or as may be necessary for the purpose of performing the functions assigned to him by or under the Act.

(2) This condition shall not apply in respect of any function of the Director under section 23 (1) (a), 34 or 35 of the Act, but the licensee shall, if requested by the Director, give reasoned comments on the accuracy (so far as it relates to its activities as a gas supplier) of any information or advice which the Director proposes to publish in pursuance of section 35 of the Act.

(3) This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before the court.

(4) Where, under any other condition of this licence, the licensee is or can be required to provide information to the Director, there shall be a presumption that the provision of that information in accordance with that condition is sufficient for the relevant purposes of that condition, but that presumption shall be rebutted, and shall not limit the right of the Director to call for further information under paragraph (1), if he states in writing that in his opinion such information is, or is likely to be, necessary to enable him to exercise functions under the condition in question.

Condition 31: Obligations as respects emergencies etc. and security of supply

(1) Paragraph (2) of this condition shall apply -

(a) in the case of an escape, or suspected escape, of gas, or

(b) in the case of a pipe-line system emergency, that is to say, where the circumstances are such that, in the opinion of the relevant transporter -

(i) the safety of its pipe-line system is significantly at risk;

(ii) the safe conveyance of gas by that system is significantly at risk, or

(iii) gas conveyed by that system is at such a pressure, or of such a quality, as to constitute, when supplied to premises, a danger to life or property,

and that opinion is not manifestly unreasonable.

(2) Where this paragraph applies, the licensee shall use its best endeavours to comply with all requests made by the relevant transporter (save any which are manifestly unreasonable) for the purpose of, as may be appropriate -

(a) averting or reducing danger to life or property or

(b) securing the safety of the pipe-line system or the safe conveyance of gas thereby or reducing the risk thereto.

(3) The licensee shall include in its contracts for the supply of gas to non-domestic customers, a term to the effect that, for the duration of a pipe-line system emergency, within the meaning of paragraph (1) (b) -

(a) the licensee is entitled at the request of the relevant transporter or shipper to discontinue the supply of gas to the premises, and

(b) the customer shall use his best endeavours to refrain from using gas immediately upon being told by the licensee or relevant transporter that he should do so.

(4) The licensee shall include in its contracts for the supply of gas to customers, whether or not domestic customers, a term to the effect that, if it is given a direction under section 2(1)(b) of the Energy Act 1976(g) prohibiting or restricting the supply of gas to specified persons, then, for so long as the direction is in force and so far as is necessary or expedient for the purposes of, or in connection with, the direction -

(a) the licensee is entitled to discontinue or restrict the supply of gas to the customer, and

(b) the customer shall refrain from using, or restrict his use, of gas, on being told by the licensee that he should do so.

(5) The terms contained in the licensee's scheme under paragraph
3 of Schedule 2B to the Act -

(a) in its application in relation to the supply of gas to non-domestic customers, shall include such a term as is mentioned in paragraph (3), and

(b) in its application in relation to the supply of gas to any customer, whether or not a domestic customer, shall include such a term as is mentioned in paragraph (4).

(6) Where the licensee has a contract with the relevant shipper which wan executed before 2nd March 1995 and it is empowered thereby to book capacity for the conveyance of gas by the relevant transporter's pipe-line system, it shall exercise that power, except in so far as the Director consents otherwise, in conformity with security standards.

(7) In paragraph (6), "security standards", in relation to the booking of capacity for the conveyance of gas by the relevant transporter, means, subject to paragraph (11), booking of capacity at a level appropriate to enable there to be met a rate of off-takes by the relevant shipper at premises supplied with gas by the licensee from that transporter's pipe-line system which would equal the peak aggregate daily demand for gas by the licensee's. current customers -

(a) which might reasonably be expected if the licensee interrupted, or reduced, the supply of gas to each customer to the extent that (otherwise than in the circumstances mentioned in paragraph (3) or (4)) it was entitled so to do under its contract or deemed contract with that customer, and

(b) which, having regard to historical weather data derived from at least the previous 50 years and other relevant factors, is likely to be exceeded (whether on one or more days) only in 1 year out of 20 years.

(8) Where the relevant shipper pays over to the licensee a sum received by it from the relevant transporter by reason of the failure of the transporter to convey gas to a domestic customer's premises, the licensee shall -

(a) set-off that sum against any charges in respect of the supply of gas to those premises which are or may become due to be paid by the customer, or

(b) use its reasonable endeavours to pay that sum (go far as not set off against charges) to the customer.

(9) Unless, by means of its contracts with gas shippers or otherwise, the licensee secures that all gas conveyed by public gas transporters for supply to its domestic customers is conveyed in conformity with those transporters' network codes, it shall take such steps as are necessary or expedient to secure that the domestic supply security standards are satisfied as respects the availability of gas to its domestic customers.

(10) In paragraph (9), "the domestic supply security standards" means, subject to paragraph (11) -

(a) the availability of a supply of gas which would equal the peak aggregate daily demand for gas by the licensee's current domestic customers which, having regard to historical weather data derived from at least the previous 50 years and other relevant factors, is likely to be exceeded (whether on one or more days) only in 1 year out of 20 years, and

(b) the availability of supplies of gas -

(i) over a year which would equal the aggregate annual demand for gas by those customers, and

(ii) over the first 6 months of a year which would equal the aggregate demand for gas by those customers during such a 6 month period,

which, in each case, having regard to such data as aforesaid and other relevant factors, is likely to be exceeded only in 1 year out of 50 years.

(11) For the purposes of paragraphs (7) and (10), "daily" means over a period beginning at 6 a.m. on one day and ending immediately before 6 a.m. on the following day and "year" means a period of 12 months beginning with 1st October; and if, after consultation with all gas suppliers, gas shippers and public gas transporters, with the Health and Safety Executive and with the Gas Consumers' Council, the Director is satisfied that the relevant security standard would be adequate if paragraph (7) or
(11) were modified -

(a)  by the substitution, in paragraph (7)(b) or paragraph
(10)(a) or (b), of a reference to data derived from a period of less than the 50 previous years;

(b) by the substitution, in paragraph (7)(b) or paragraph (10)
(a) of some higher probability for the probability of 1 year in 20 years, or

(c) by the substitution, in paragraph (10) (b), of some higher probability of the probability of 1 year in 50 years,

the Director may, subject to paragraph (12). make such modifications by a notice which -

(i) is given and published by the Director for the purposes of this condition generally, and

(ii) specifies the modifications and the date on which they are to take effect.

(12) Paragraphs (7)(b) and (10) (a) shall only be modified if, at the same time, the Director makes similar modifications to -

(a) paragraph (2) (b) of condition 13 of the Standard Conditions of Public Gas Transporters' Licences, and

(b) sub-paragraph (b) of the definition of "security standards" in condition 1(1) of the Standard Conditions of Gas Shippers'
Licences.

Condition 23:  Payments by licensee to Director

(1) Where the Director has given the licensee notice of the amount in respect of a particular relevant year, determined in accordance with paragraph (2), the licensee shall, within 30 days of being given that notice and in respect of that relevant year, pay that amount to the Director.

(2) The amount payable under paragraph (1) in respect of a relevant year shall be the minimum fee or, if the licensee was supplying gas to more than 10,000 premises on the accounting day, the aggregate of -

(a) the minimum fee;

(b) an additional amount calculated by -

(i) taking the relevant percentage of the total recoverable costs;

(ii) adding to that amount any amount determined by the Director (in consultation with the Monopolies Commission), for the purposes of this condition generally, as having been incurred by the Commission in the preceding relevant year in connection with references made to it under section 24 of the Act relating to a licence or licences granted under section 7A(1) of the Act;

(iii) subtracting from the amount calculated as aforesaid an amount equal to the minimum fee multiplied by the number of persons who, on the accounting day, held relevant supply licences;

(iv) multiplying the amount calculated as aforesaid by the factor
-

A
____
B,

where -

"A" means the number of premises in excess of 10,000 to which the licensee supplied gas on the accounting day;

"B" means the aggregate number of premises supplied with gas on the accounting day by persons who held relevant supply licences on that day disregarding, in the case of each such person, the first 10,000 premises so supplied.

(3) The licensee shall as soon as is practicable after an accounting day furnish the Director with such information as to the number of premises to which the licensee was supplying gas on that day as the Director may from time to time require.

(4) In this condition -

"the accounting day", in relation to a relevant year, means 1st
April in that year;

"minimum fee", in relation to a relevant year, means, in the case of the relevant year beginning with 1st April 1996, 800 pounds sterling or, in the case of any subsequent relevant year, that sum adjusted in accordance with standard condition 36 except that any fraction of 1 pounds sterling in the sum as so adjusted shall be disregarded;

"relevant percentage" means 50% or, if the Director is of the opinion that that percentage does not fairly represent the proportion of the total recoverable costs which such costs incurred in connection with the supply or use of gas or related matters constitute, such other percentage as he may from time to time designate, for the purposes of this condition generally, as more fairly representing that proportion;

"relevant supply licence" means a licence granted under section
7A(1) of the Act which incorporates this standard condition, and any reference to a person who holds a relevant supply licence includes a reference to the licensee;

"relevant year" means a year beginning with 1st April in 1996 or any subsequent year at the beginning of which the licensee holds a licence under section 7A(1) of the Act;

"total recoverable costs" means the lesser of -

(a) the aggregate of -

(i) the amount estimated by the Director, for the purposes of this condition generally, as likely to be the costs incurred by him during the relevant year in the exercise of the functions assigned to him by or under the Act otherwise than by paragraph 6 of Schedule 2 to the Act;

(ii) the amount so estimated by the Director after consulting the Secretary of State as likely to be the costs incurred by the Gas
Consumers' Council during the relevant year in the exercise of its functions under the Act, and

(iii) except in the case of the relevant year beginning with 1st April 1996, the amount of the difference, if any, between the costs mentioned in sub-paragraph (i) or (ii) which the Director considers were actually incurred during the previous relevant year and the estimate of the costs in question made by him for the purposes of this condition, where the latter exceeds the former the amount of the difference being treated as a negative amount, and

(b) in the case of the relevant year beginning with 1st April 1996, 14 million pounds sterling or, in the case of any subsequent relevant year, that sum adjusted in accordance with standard condition 36 except that any fraction of 1,000 pounds sterling in the sum as so adjusted shall be disregarded.

Condition 33:  Assignment of licence

For the purposes of section 8AA of the Act (assignment of licences) the licensee is hereby authorised to assign its licence either generally or so far as relating to any specified premises as defined in subsection (1) of that section.

Condition 34:  Transfer of business

(1) Subject to paragraph (2), the licensee shall not transfer to another person ("the transferee") all or part of its business comprising the supply of gas to domestic customers at any premises ("the transferred business" and "relevant premises") unless -

(a) the Director is satisfied that the transferee -

(i) is or will be licensed to supply gas to the relevant premises from the proposed date of the transfer, and

(ii) will have the technical and financial capability to comply with the conditions of its licence (subject to any such modifications as are contemplated by sub-paragraph (b)) in respect of the supply of gas to the relevant premises, and

(b) if the licensee's licence contains additional conditions which affect the transferred business and, in the opinion of the Director, are for the purpose of protecting the interests of consumers -

(i) the transferee has given the Director its consent to the modification of the conditions of its licence by way of the insertion of like conditions or ones having the like effect, taking account of the purposes of those additional conditions, and

(ii) the licensee has given the Director its consent to the modification of those additional conditions so far as is necessary or expedient to give continued effect to the purposes of those conditions,

in each case, unless the Director otherwise accepts, by such date before the day of the proposed transfer as allows the Director a reasonable period within which to make the modifications in question with effect from that day.

(2) Nothing in this condition shall prevent the licensee from transferring all or part of its business where it assigns to the transferee its licence either generally or so far as relating to the relevant premises.

(3) In this condition, references to "additional conditions" are references to conditions of the licensee's licence which are additional to, or other than, these standard conditions.

Condition 35:  Supply to chains of business premises

(1) This condition applies where the licensee has entered into an agreement to supply any premises within the description set out in section 7A(1) (b) of the Act and other premises not falling within that description where -

(a) such other premises are used for non-domestic purposes, and

(b) all such premises are owned or occupied by a single person or body of persons whether corporate or unincorporate or by a group of persons, in relation to one of which the others are related persons.

(2) Standard conditions 2, 3, 7(5) and (6), 8 to 11, 15 to 21 and 34 (where otherwise applicable) shall not apply in relation to any agreement of the kind referred to in paragraph (1) or, subject to paragraph (3), in relation to any domestic customer supplied with gas in pursuance of such an agreement.

(3) Where a provision of a standard condition mentioned in paragraph (2) applies in relation to both domestic and non-domestic customers, that paragraph shall not affect its application to domestic customers.

Condition 36: Adjustment of amounts by reference to the retail price index

(1) Where it is provided in these standard conditions that an amount ("the specified amount") shall be adjusted in accordance with this condition, the adjusted amount shall be the specified amount multiplied by the appropriate factor mentioned in paragraph (2) (3).

(2) Except for the purposes of standard condition 32, the appropriate factor referred to in paragraph (1) shall be obtained by dividing the retail price index for the first month of the year beginning with an anniversary of the appointed day which includes the date by reference to which the adjustment falls to be made by the retail price index for the month beginning with the appointed day.

(3) For the purposes of standard condition 32, the appropriate factor referred to in paragraph (1) shall be obtained by dividing the retail price index for the month beginning with 1st December in the year previous to the relevant year in question (within the meaning of that condition) by the retail price index for the month beginning with 1st December 1995.

(4) Any reference in this condition to the retail price index is a reference to the general index of retail prices (for all items) published by the Central Statistical Office of the Chancellor of the Exchequer; and if that index is not published for any month that reference shall be read a. a reference to any substituted index or index figures published by that office for that month.

Condition 37: Undertaking to be given by licensee to a relevant transporter in respect of shipping charges etc.

(1) Where the licensee supplies gas to any premises in relation to which a particular gas transporter is the relevant transporter ("the premises concerned" and "the transporter concerned"), it shall (unless it has previously done so) give the transporter a binding undertaking in the specified terms and, where it has given such an undertaking but there is a change in the specified terms which is such that the undertaking previously given is not in conformity with the changed terms, the licensee shall' give the transporter a further binding undertaking in the changed specified terms which is expressed to supersede the undertaking previously given.

(2) An undertaking for the purposes of paragraph ( 1 ) shall be given -

(a) as soon as is reasonably practicable within a month of the transporter concerned becoming the relevant transporter or, if later, of the specified terms in relation to the transporter concerned being designated by the Director in pursuance of paragraph (3) or specified by the transporter in pursuance of paragraph (4), or

(b) in the case of a further undertaking, as soon as is reasonably practicable within a month of the change in the specified terms.

(3) Subject to paragraph ( 4 ), in this condition "specified terms" means terms from time to time designated, in relation to the transporter concerned, by the Director for the purpose. of this condition generally, being terms which appear to him (after consultation with that transporter) to be calculated to secure the following objectives, namely that if and only if -

(a) the arrangements between the transporter concerned and a gas shipper for the conveyance of gas to the premises concerned ("the shipper concerned"), are terminated and no other arrangements between the transporter and that or another gas shipper for such conveyance have come into force, and

(b) the licensee has been given notice thereof by the transporter concerned,

the licensee will, in respect of any period before there is a relevant shipper in relation to the premises, be required to make such payments to the transporter concerned in respect of gas taken out of its pipe-line system for supply to the premises concerned as, as nearly as may be, are the came as the payments which would have been attributable thereto and due under the arrangements mentioned in sub-paragraph (a), if they had not terminated and had the shipper concerned not, thereafter, introduced any gas into the transporter's pipe-line system nor made arrangements to do so.

(4) After the expiry of six months from the coming into force of the licence of the transporter concerned under section 7 of the Act and if and so long as the Director has not designated terms in relation to that transporter, "the specified terms" means terms from time to time specified by the transporter concerned which are calculated to secure the objectives mentioned in paragraph (3).

(5) Changed specified terms shall only be designated by the Director or, as the case may be, specified by the transporter concerned, if by reason of changes in the arrangements between the transporter and gas shippers, the terms previously specified have ceased to be calculated to secure the objectives mentioned in paragraph (3).

(6) Different specified terms may be designated by the Director or, as the case may be, specified by the transporter concerned for the purposes of this condition which differ according to the shipper concerned, so far as is necessary or expedient to take account of differences in the terms of arrangements for the conveyance of gas made by different gas shippers.

(7) The designated by the Director of specified terms in relation to a public gas transporter shall be by notice in writing given to that transporter.

(8) Any reference in this condition to the termination of arrangements shall be construed as including a reference to the expiry of arrangements by effluxion of time and cognate expressions shall be construed accordingly.

(9) Notwithstanding anything in the foregoing paragraphs, the licensee shall not be required to comply therewith save in so far as such compliance would not, from time to time, be unlawful by reason of section 5(1) of the Act.

(10) In the circumstances mentioned in sub-paragraph, paragraph
(3), the licensee shall use its best endeavours to secure that a gas shipper makes arrangements with the transporter concerned for the conveyance of gas to the premises concerned which come into force, at the latest, within 35 days of